EXHIBIT 10.46

                       Purchase and Sale Agreement between
                         Residence Inn by Mariott, Inc.,
          Courtyard Management Corporation, SpringHill SMC Corporation
               and TownePlace Management Corporation, as Sellers,
                   CNL Hospitality Partners, LP, as Purchaser,
                          CCCL Leasing LLC, as Tenant,
          Crestline Capital Corporation, Marriott International, Inc.,
               and joined in by CNL Hospitlatiy Properties, Inc.,
       relating to the Residence Inn - Cottonwood, Courtyard - Alpharetta,
          and TownePlace Suites - Mt. Laurel, Scarborough and Tewksbury

                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                          MARRIOTT INTERNATIONAL, INC.
                                     as MI,
                                     - and -
                        RESIDENCE INN BY MARRIOTT, INC.,
                                     - and -
                        COURTYARD MANAGEMENT CORPORATION
                                     - and -
                           SPRINGHILL SMC CORPORATION
                                     - and -
                        TOWNEPLACE MANAGEMENT CORPORATION
                            respectively, as Sellers,
                                     - and -
                          CNL HOSPITALITY PARTNERS, LP
                                  as Purchaser
                                      -and-
                                CCCL LEASING LLC
                                    as Tenant
                                      -and-
                          CRESTLINE CAPITAL CORPORATION

                                  as Crestline



                             Dated: August 18, 2000

                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the 18th day of August, 2000 (the "Effective Date"), by and between (i)(a) RESIDENCE INN BY MARRIOTT, INC., a Delaware corporation, (b) COURTYARD MANAGEMENT CORPORATION, a Delaware corporation, (c) SPRINGHILL SMC CORPORATION, a Delaware corporation, and (d) TOWNEPLACE MANAGEMENT CORPORATION, a Delaware corporation, as sellers, (ii) CNL HOSPITALITY PARTNERS, LP, a Delaware limited partnership, or any permitted affiliate, as purchaser, (iii) CCCL LEASING LLC, a Delaware limited liability company, as tenant, (iv) CRESTLINE CAPITAL CORPORATION, a Maryland corporation, (v) MARRIOTT INTERNATIONAL, INC., a Delaware corporation, and (vi) joined in by CNL HOSPITALITY PROPERTIES, INC., a Maryland corporation.

                              W I T N E S S E T H:

         WHEREAS, each Seller (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Section
1), is the owner of all of the Properties of such Seller as more fully set forth herein; and

         WHEREAS, Purchaser desires to purchase all of the Properties and thereby acquire all of each of such Seller's right, title and interest in and to such Seller's Properties upon the terms and conditions hereinafter set forth; and

         WHEREAS, each Seller desires to sell to Purchaser all of such Seller's Properties and thereby convey all its right, title and interest in such Properties, upon the terms and conditions hereinafter set forth; and

         WHEREAS, Purchaser desires to lease all of the Properties to Tenant, and Tenant desires to lease all of the Properties from Purchaser; and

         WHEREAS, Tenant desires to contract with MI and the applicable Seller for the management and operation of each of the Properties.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, each Seller (as applicable), MI, Purchaser, Tenant and Crestline hereby agree as follows:

         SECTION 1. DEFINITIONS.

         Capitalized terms used in this Agreement and not defined elsewhere herein shall have the meanings set forth below, in the Section of this Agreement referred to below, or in such other document or agreement referred to below:

         1.1 "Act of Bankruptcy" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all of or a substantial part of its property; (b) admit in writing its inability to pay its debts as they become due; (c) make a general assignment for the benefit of its creditors; (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect); (e) be adjudicated a bankrupt or insolvent; (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts;
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect); or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if the proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner; (2) the appointment of a receiver, custodian, trustee or liquidator for such party or general partner or all or any substantial part of its assets; or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereinafter in effect), judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) consecutive days.

         1.2 "Agreement" shall mean this Purchase and Sale Agreement, together with Schedules A through X hereto, as it and they may be amended from time to time as herein provided.

         1.3 "Allocable Purchase Price" shall mean, with respect to each Property, the "Allocable Purchase Price" as set forth on Schedule A hereto for such Property, it being understood and agreed that the aggregate amount of the Allocable Purchase Prices of all nine (9) Properties shall be One Hundred Million One Hundred Seventy Thousand Dollars ($100,170,000), as such Allocable Purchase Price for any of the Properties may be reduced pursuant to Section 3.2.

         1.4 "Atlanta/Alpharetta Property" shall mean the Property located in Alpharetta, Fulton County, Georgia.

         1.5 "Architect" shall mean, with respect to each Property, that certain architect or architectural firm identified on Schedule R hereto.

         1.6 "As-Built Drawings" shall mean the final "as-built" plans and specifications for the Improvements which are to be furnished by the Seller to the Purchaser pursuant to Section 4.1 of this Agreement and to the Tenant pursuant to Section 4A.1 of this Agreement.

         1.7 "Assets" shall mean, with respect to any Property, all of the FF&E, the Contracts and the Intangible Property, collectively, now owned or hereafter (but prior to the Closing Date with respect to such Property) acquired by Seller in connection with or relating to the Property owned by Seller other than any Excluded Assets with respect to such Property.

         1.8 "Boston/Tewksbury Property" shall mean the Property located in Tewksbury, Middlesex County, Massachusetts.

         1.9      Intentionally Deleted.

         1.10 "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Maryland are authorized by law or executive action to close.

         1.11  "Centerville   Property"  shall  mean  the  Property  located  in
Centerville, Fairfax County, Virginia.

         1.12 "Charlotte Property" shall mean the Property located in Charlotte, Mecklenburg County, North Carolina.

         1.13 "CHP" shall mean CNL Hospitality Properties, Inc., a Maryland corporation.

         1.14 "CHLP" shall mean CNL Hospitality Partners, LP, a Delaware limited partnership.

         1.15 "Closing" shall have the meaning given such term in Section 3.1.

         1.16 "Closing Date" shall have the meaning given such term in Section 3.1.

         1.17 "Competitor" shall mean a Person that owns or has an equity interest in a hotel brand, trade name, system or chain (a "Brand") which is comprised of at least ten (10) hotels; provided that such Person shall not be deemed a Competitor if it holds its interest in a Brand merely as (i) a franchisee, or (ii) a mere passive investor that has no control or influence over the business decisions of the Brand at issue, such as a mere limited partner in a partnership, a mere shareholder in a corporation or a mere payee of royalties based on a prior sale transaction. A mere passive investor that is represented by a Mere Director on the board of directors of a Competitor shall not be deemed to have control or influence over the business decisions of that Competitor.

         1.18 "Contracts" shall mean, with respect to any Property, (a) equipment leases relating to telephone switches and voice mail benefiting such Property and to which the Seller is a party, (b) motor vehicle leases relating to motor vehicles used in the operation of such Property and to which the Seller is a party and (c) any other equipment leases to which the Seller is a party that benefit the Property, are disclosed in writing to Purchaser and Tenant on or before Closing, are reasonably acceptable to Purchaser and Tenant and are to survive the Closing for such Property.

         1.19 "Controlling Interest" shall mean (a) as to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the Entity (through ownership of such shares or by contract), and (b) as to an Entity not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Entity.

         1.20 "Crestline" shall mean Crestline Capital Corporation, a Maryland corporation.

         1.21 "Effective Date" shall have the meaning set forth in the preamble to this Agreement.

         1.22 "Engineer" shall mean with respect to each Property, that certain engineer or engineering firm identified on Schedule S hereto.

         1.23  "Entity"   shall  mean  any   corporation,   general  or  limited
partnership, limited liability company, partnership, stock company or association, joint venture, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other entity.

         1.24 "Environmental  Reports" shall have the meaning given such term in
Section 2.5.

         1.25 "Excluded Assets" shall mean, with respect to any Property, (i) any right, title or interest in any name containing any of the names "Marriott," "Residence Inn," "Courtyard," "SpringHill" and "TownePlace Suites" and other marks used, or that may in the future be used, by MI or its affiliates, including the Seller of such Property (and Seller and MI shall have the right to remove any such name or mark appearing on any signage or other property pursuant to the terms of the Franchise Agreement for such Property), (ii) all property owned by the Seller or any of its affiliates, not normally located at such Property and used, but not exclusively, in connection with the operation of such Property, (iii) any FAS (as defined in the Lease for such Property) associated with such Property, (iv) any Inventories (as defined in the Lease for such Property) located at such Property, (v) working capital associated with or set aside with respect to such Property, (vi) all items, tangible or intangible, consisting of Proprietary Information, (vii) computer software, (viii) all books, ledger sheets, files and records, (ix) all contracts pertaining to the operation of such Property other than the Contracts, and (x) any software, manuals, brochures or directives used by the Seller or any of its affiliates, in the operation of such Property that will be issued by the franchisor to the Tenant, as franchisee, under the Franchise Agreements.

         1.26 "FF&E" shall mean, with respect to any Property, all appliances, machinery, devices, fixtures, appurtenances, equipment, furniture, furnishings and articles of tangible personal property of every kind and nature whatsoever owned by the applicable Seller or any of its affiliates, and located in or at, or used in connection with the ownership, operation or maintenance of such Property, other than motor vehicles, but in any event excluding any Excluded Assets.

         1.27 "FF&E Schedule" shall have the meaning given such term in Section 4.5.

         1.28 "Force Majeure Event" shall mean any circumstance caused by any of the following: strikes; lockouts; acts of God; civil commotion; fire or other casualty; governmental action (including renovation or refusal to grant any required license or permit where such revocation or refusal is not due to the fault of the party affected thereby); or other cause or circumstance which is not in the reasonable control of the party asserting the existence of such cause or circumstance.

         1.29 "Franchise Agreement" shall mean, in respect of each Property, the applicable Franchise Agreement to be entered into at or prior to the Closing of the purchase and sale of a Property between MI, as franchisor, and Tenant, as franchisee, substantially in the forms attached hereto at Schedule N-1
(Residence Inn Franchise Agreement), N-2 (Courtyard Franchise Agreement), N-3 (SpringHill Suites Franchise Agreement) and N-4 (TownePlace Suites Franchise Agreement), respectively, and, in each instance, the memorandum thereof in the form of Schedule O hereto.

         1.30     "Guarantors" shall mean CHP and CHLP, jointly and severally.

         1.31 "Guaranty of Landlord's Obligations" shall mean, in respect of each Property, collectively (a) the Guaranty in the form of Schedule B hereto to be entered into by Guarantors for the benefit of Tenant, in respect of the Lease for each Property, guarantying the Purchaser's obligations under such Lease, and
(b) the Guaranty in the form of Schedule B-1 hereto to be entered into by Guarantors for the benefit of MI in respect of the Owner Agreement for each Property, guarantying the Purchaser's obligations under such Owner Agreement.

         1.32 "Guaranty of Purchase Agreement Performance" shall mean the guaranty in the form of Schedule W hereto to be entered into by Crestline for the benefit of MI and Purchaser guarantying Tenant's obligations (i) to deposit the applicable portion of the initial Security Deposit with Purchaser as and when Tenant is required to do so pursuant to this Agreement and each applicable Lease, and (ii) to enter into and deliver each document or instrument which Tenant is required to enter into and deliver pursuant to this Agreement.

         1.33 "Guaranty of Tenant's Obligations" shall mean a guaranty by Crestline, in the form of Schedule V hereto, of certain of Tenant's obligations to fund operating shortfalls under the Management Agreements by and between Tenant and each Seller, and with respect to which Crestline's maximum aggregate liability in respect of all of such Management Agreements shall in no event exceed One Million Dollars ($1,000,000) for all of the Properties.

         1.34 "Hotel" shall mean the hotel being constructed and/or already constructed and operated on each Property.

         1.35  "Immaterial  Taking"  shall have the  meaning  given such term in
Section 2.6.

         1.36 "Improvements" shall mean, with respect to any Property, all buildings, fixtures, walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to the Real Property with respect to such Property, including, but not limited to, all pavement, access ways, curb cuts, parking, kitchen and support facilities, meeting and conference rooms, swimming pool facilities, recreational amenities, office facilities, drainage system and facilities, air ventilation and filtering systems and facilities and utility facilities and connections for sanitary sewer, potable water, irrigation, electricity, telephone, cable television and natural gas, if applicable, to the extent the same form a part of the Property and all appurtenances thereto acquired by Purchaser in connection with Purchaser's acquisition of the Property pursuant to the terms of this Agreement.

         1.37  "Inspection  Period"  shall have the  meaning  given such term in
Section 2.2.

         1.38 "Intangible Property" shall mean, with respect to any Property, all transferable or assignable (a) governmental permits, including licenses and authorizations, required for the construction, ownership and operation of the Improvements, including, without limitation, certificates of occupancy, building permits, signage permits, site use approvals, zoning certificates, environmental and land use permits and any and all necessary approvals from state or local authorities (hereinafter defined as "Permits") and other approvals granted by any public body or by any private party pursuant to a recorded instrument relating to such Property, and (b) certificates, licenses, warranties and guarantees and the Contracts held by the Seller of such Property, other than (x) the Excluded Assets and (y) such permits, operating permits, certificates, licenses and approvals, including, without limitation, liquor licenses, which are to be held by, or transferred to, the affiliate of MI which is to be the manager for the Property pursuant to a Management Agreement in order to permit the such affiliate of MI to operate such Property properly in accordance with the terms of the Management Agreement for such Property.

         1.39 "Lease" shall mean, in respect of each Property, the "triple net" Lease Agreement in the form of Schedule C hereto, each of which Lease shall be cross-defaulted and cross-collateralized with each and every other Lease for a Property, and the memorandum thereof in the form of Schedule C-1 hereto, to be entered into by Tenant and the Purchaser, subject to such changes as may be reasonably requested by either party and approved by Purchaser, MI and Tenant, which approval shall not be unreasonably withheld, conditioned or delayed and as shall be required to conform the Lease to, and ensure the enforceability of the Lease under, the applicable laws of the state in which such Property is located.

         1.40 "Liquidity Facility Agreement" shall mean the Liquidity Facility Agreement in the form of Schedule D hereto, and all documents required thereunder and in connection therewith, including, without limitation, (i) an assignment of Tenant's rights thereunder to Purchaser in the form of Schedule D-1 hereto, to be entered into by Tenant in favor of Purchaser (the "Liquidity Facility Assignment"), and (ii) leasehold deeds of trust in the form of Schedule D-2 hereto, as modified to reflect applicable provisions of local law, custom and recording requirements in the jurisdictions in which the same are to be recorded, to be entered into by Tenant in favor of MI with respect to each Lease (each, a "Leasehold Deed of Trust" and collectively, the "Leasehold Deeds of Trust"), and a lien or mortgage on all other assets of Tenant (including Tenant's interest in the Security Deposit to the extent set forth in the Liquidity Facility Agreement) in form and substance reasonably satisfactory to MI, in each instance as further security for the performance of Tenant's obligations under the Liquidity Facility Agreement.

         1.41 "Management Agreement" shall mean, in respect of each Property, the applicable Management Agreement to be entered into at or prior to the Closing of the purchase and sale of a Property between the applicable Manager, as manager, and Tenant, substantially in the forms attached hereto at Schedule T-1 (Residence Inn Management Agreement), T-2 (Courtyard Management Agreement), T-3 (SpringHill Suites Management Agreement) and T-4 (TownePlace Suites Management Agreement), respectively, and, in each instance, the memorandum thereof in the form of Schedule T-5 hereto.

         1.42  "Manager"  shall  mean,  with  respect  to  each  Property,   the
applicable Seller of such Property which will manage the Property pursuant to the Management Agreement for such Property.

         1.43 "Mt. Laurel Property" shall mean the Property located in Mt. Laurel, Burlington County, New Jersey.

         1.44 "Membership Interest Pledge" shall mean the Membership Interest Pledge Agreement in the form of Schedule G hereto to be entered into by Crestline as the owner of all of the outstanding ownership interests in Tenant, as pledgor, and Purchaser, as pledgee, as further security for the performance of Tenant's obligations under the Leases for the Properties.

         1.45 "Mere Director" shall mean a Person who holds the office of director of a corporation and who, as such director, has the right to vote not more than twelve and one-half percent (12.5%) of the total voting rights on the board of directors of such corporation, and who represents or acts on behalf of a mere passive investor which neither (i) owns more than three percent (3%) of the total voting rights attributable to all shares or ownership interests of a Competitor, nor (ii) otherwise has the power to direct or cause the direction of the management or policies of a Competitor.

         1.46 "MI" shall mean Marriott International, Inc., a Delaware corporation, its successor or successors by merger or operation of law, and assignee or assignees to whom it has transferred all or substantially all of its hotel and related lodging assets and/or businesses and which assumes in writing Marriott International, Inc.'s obligations under this Agreement.

         1.47 "Opening Date" shall mean, with respect to any Property, the date as of which (i) all Improvements located at such Property, including, without limitation, all guest rooms and/or suites, shall be in all material respects completed (subject only to punch list items which Seller will complete after such date), (ii) the Hotel on such Property is fully furnished in accordance with this Agreement and the applicable brand standards, and (iii) the Hotel on such Property is open for business to the public as a Residence Inn hotel, TownePlace Suites hotel, Courtyard by Marriott, or SpringHill Suites, as the case may be.

         1.48 "Outside Substantial Completion Date" shall mean March 31, 2001.

         1.49 "Overland Park Property" shall mean the Property located in Overland Park, Johnson County, Kansas.

         1.50 "Owner Agreement" shall mean the Owner Agreement in substantially the form of Schedule E hereto to be entered into by MI, Tenant and Purchaser and, which shall be applicable to each Property from and after the Closing Date for such Property, and with respect to the obligations of Purchaser thereunder, guaranteed by the Guarantors.

         1.51 "Permitted Encumbrances" shall mean, with respect to any Property:
(a) any and all matters affecting title to such Property as shown on Schedule E-1 hereto with respect to the Properties for which Closing will occur on the initial Closing Date hereunder; (b) liens for taxes, assessments and governmental charges with respect to such Property not yet due and payable or due and payable but not yet delinquent, other than assessments for improvements commenced prior to the Closing Date for such Property which are not otherwise reflected in the pro forma budget prepared by MI and delivered to Purchaser and Tenant prior to the Closing; (c) applicable zoning regulations and ordinances and other governmental laws, ordinances and regulations provided the same do not prohibit or impair in any material respects the use of such Property as a Residence Inn hotel, TownePlace Suites hotel, Courtyard by Marriott hotel, or SpringHill Suites hotel, as contemplated by this Agreement; (d) such other nonmonetary encumbrances which do not, in Purchaser's and Tenant's reasonable opinions, impair marketability, prohibit or impair in any material respect the use of such Property as a fully functioning Residence Inn hotel, TownePlace Suites hotel, Courtyard by Marriott hotel, or SpringHill Suites hotel as contemplated by this Agreement, or impose any additional material costs or expenses on Tenant or Purchaser; (e) any utility, drainage or other easements which are customary in connection with (or which reasonably serve) the Improvements (provided that the same do not lie under any building) and with respect to which there are no material violations as of the Closing Date for such Property; (f) the Lease, Memorandum of Lease, Memorandum of Franchise Agreement and Memorandum of Management Agreement for such Property; and (g) such other nonmonetary encumbrances with respect to such Property which are not objected to by the Purchaser or Tenant in accordance with Sections 2.3 and 2.4.

         1.52 "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         1.53 "Plans and Specifications" shall mean, with respect to each Property, those certain plans and specifications which have been approved by Purchaser and which are identified on Schedule E-2.

         1.54 "Pooling Agreement" shall mean the Pooling Agreement entered into between Tenant, MI and each affiliate of MI which is to be the manager of one or more of the Properties pursuant to a Management Agreement in the form of Schedule U hereto, which shall incorporate and be applicable to each Property from and after the Closing Date for such Property.

         1.55 "Property" shall mean the Real Property and Improvements relating to each of the Hotels identified on Schedule A hereto, together with the Assets relating to such Property.

         1.56 "Properties" shall mean, collectively, each and every Property.

         1.57 "Proprietary Information" shall mean (a) all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than that which is commercially available, which are used by MI or any Manager in connection with the property management system, the reservation system and all future electronic systems developed by MI or any Manager for use with respect to the Properties,
(b) all manuals, brochures and directives used by MI or any Manager with respect to the procedures and techniques to be used in operating the Properties, (c) customer lists, and (d) employee records which must remain confidential either under legal requirements or under reasonable corporate policies of MI or any Manager; provided, however, that "Proprietary Information" shall not include any software, manuals, brochures or directives issued by MI, as franchisor, to Tenant, as franchisee, under any Franchise Agreement, the use of which is governed by such Franchise Agreement.

         1.58 "Purchaser" shall mean CHLP and its permitted successors and assigns.

         1.59 "Raleigh/Durham Property" shall mean the Property located in Raleigh/Durham, Durham County, North Carolina.

         1.60 "Real Property" shall mean, in respect to each Property, the real property described in the applicable Schedules F-1 through F-9 hereto, together with all easements, rights of way, privileges, licenses and appurtenances which the Seller of such Property may now own or hereafter acquire with respect thereto, less any portion or portions thereof taken by way of an Immaterial Taking.

         1.61 "Salt Lake/Cottonwood Property" shall mean the Property located in Salt Lake/Cottonwood, Salt Lake County, Utah.

         1.62  "Scarborough   Property"  shall  mean  the  Property  located  in
Scarborough, Cumberland County, Maine.

         1.63 "Security Deposit" shall mean the applicable security deposit required to be posted by Tenant with Landlord upon the Closing for each Property pursuant to the Lease for such Property, in an amount equal to five percent (5%) of the Allocable Purchase Price for such Property.

         1.64 "Seller" shall mean (a) with respect to the Salt Lake/Cottonwood Property described on Schedule F-1 hereto, Residence Inn by Marriott, Inc; (b) with respect to the Atlanta/Alpharetta Property, and Overland Park Property described on Schedule F-2 and Schedule F-3, respectively, hereto, Courtyard Management Corporation; (c) with respect to the Centerville Property, Charlotte Property and Raleigh/Durham Property described on Schedules F-4 through F-6, respectively, hereto, SpringHill SMC Corporation; and (d) with respect to the Scarborough Property, Boston/Tewksbury Property and Mt. Laurel Property described on Schedules F-7 through F-9, respectively, hereto, TownePlace Management Corporation.

         1.65 "Substantial Completion" shall mean, with respect to any Property, substantial completion of the Improvements on such Property, including, without limitation, substantial completion of a hotel of the applicable brand set forth on Schedule A hereto, in conformance, in all material respects, with the Plans and Specifications therefor (other than so-called "punch-list" items as do not individually or in the aggregate substantially impair the use of such Property for its intended use), free of all liens and encumbrances (other than Permitted Encumbrances) such that the Improvements may be used for their intended use, and the furnishing of all FF&E required for the operation of such Property, in each case in accordance with the requirements of this Agreement and the applicable Franchise Agreement and System Standards Manual. "Substantially Complete" shall mean, with respect to any Property, that Substantial Completion of the Improvements on such Property has occurred.

         1.65A "Surveys" shall have the meaning given such term in Section 2.4.

         1.66 "Surveyor" shall mean, with respect to each Property, that certain surveyor identified on Schedule J-1 hereto.

         1.67 "Systems Standards Manual" shall mean the Systems Standards Manual (or successor thereto) set forth on Schedule P hereto (copies of which shall be provided by each applicable Seller to Purchaser and Tenant simultaneously herewith), setting forth the standards and requirements for the construction, renovation and operation of hotels within the applicable brand (i.e., Residence Inn, TownePlace Suites, Courtyard, and SpringHill Suites) of hotel to be constructed and operated on the applicable Property.

         1.68 "Tenant" shall mean CCCL Leasing LLC, a Delaware limited liability company, which shall at all relevant times hereunder be a bankruptcy remote, single purpose entity, wholly-owned by Crestline, and whose sole business shall be ownership of Tenant's interests under the Leases.

         1.69  "Title  Commitments"  shall have the  meaning  given such term in
Section 2.3.

         1.70 "Title Company" shall mean First American Title Insurance Company or such other title insurance company as shall have been approved by Purchaser, Seller and Tenant.

         SECTION 2. PURCHASE-SALE AND LEASE; DILIGENCE.

         2.1 Purchase-Sale And Lease.

              (a)  Purchaser  hereby  agrees to  purchase  from each  applicable
Seller and each applicable Seller hereby agrees to sell to Purchaser, the Properties of each applicable Seller for the respective Allocable Purchase Prices, as applicable, relating thereto, subject to and in accordance with the terms and conditions of this Agreement. Also in consideration of the mutual covenants herein contained, upon, and subject to, acquisition by Purchaser of each of the Properties, Purchaser hereby agrees to simultaneously lease to Tenant, and Tenant hereby agrees to simultaneously lease from Purchaser, each of such Properties purchased by Purchaser, on the terms and conditions of the Lease applicable thereto, and in accordance with the terms of this Agreement.

              (b) Pursuant to the terms of the Guaranty of Purchase Agreement Performance, Crestline shall unconditionally guarantee the obligation of Tenant to enter into each Lease and to post the applicable initial Security Deposit with Landlord upon the execution and delivery of each Lease, and the obligation of Tenant to enter into each Management Agreement, Franchise Agreement and each and every other instrument, document or agreement contemplated by this Agreement to which Tenant is to be a party upon the satisfaction of all conditions precedent thereto. Crestline further agrees to deliver the Guaranty of Tenant's Obligations to the Managers upon the execution and delivery of the Management Agreements at the initial Closing hereunder, and will deliver a confirmation of the same at each subsequent Closing.

         2.2 Diligence Inspections. Prior to each Closing, and on the terms and conditions set forth below, Purchaser and Tenant shall have the right to continue their inspections of the Properties. If either Purchaser or Tenant is not reasonably satisfied with the results of its due diligence review with respect to any Property, such party may terminate this Agreement with respect to such Property at any time during the thirty (30) day period beginning on the Effective Date (the "Inspection Period"), by notifying each other party hereto in writing of such election to terminate (and, if requested by Seller at any time thereafter, Purchaser or Tenant, as the case may be, will also advise Seller of the basis therefor). If neither Purchaser nor Tenant terminates this Agreement as aforesaid with respect to a Property during the Inspection Period, Purchaser and Tenant shall be deemed to have approved each such Property in its "as is, where is" condition as of the end of such thirty (30) day period, subject to the representations, warranties, terms and conditions of this Agreement. In respect to the Improvements to be developed on the Properties by the Seller, the Seller shall permit the Purchaser, Tenant and their representatives to inspect the Improvements at appropriate stages of completion at such reasonable times as the Purchaser, Tenant or their representatives may request by reasonable prior notice to the Seller. During any such inspection, the Purchaser, Tenant and their representatives shall minimize any resulting interference with ongoing construction at the Properties or the operation of the Properties as a hotel. To the extent that, in connection with such investigations, the Purchaser, the Tenant, or their agents, representatives or contractors, damages or disturbs any of the Properties, the Purchaser or Tenant, as the case may be, shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. The Purchaser and Tenant shall each indemnify, defend and hold harmless the Seller from and against any and all expense, loss or damage (including, without limitation, reasonable attorneys' fees) which the Seller may incur as a result of any act or omission of the Purchaser, or Tenant, respectively, as the case may be, or their respective representatives, agents or contractors in connection with any such inspections, other than any expense, loss or damage arising from any act or omission of the Seller. The foregoing indemnification agreement shall, with respect to each Property, survive the termination of this Agreement or the Closing hereunder with respect to such Property, as applicable, for a period of one year.

         2.3 Title Matters. Prior to the date hereof, the Purchaser shall have ordered from the Title Company and directed the Title Company promptly to deliver to the Purchaser, the Seller and Tenant a preliminary title commitment for an ALTA extended owner's policy and ALTA leasehold policy of title insurance with respect to each of the Properties, together with complete and legible copies of all instruments and documents referred to as exceptions to title (collectively, the "Title Commitments").

         Within the Inspection Period, the Purchaser and the Tenant shall give the Seller notice of any title exceptions (other than Permitted Encumbrances) which adversely affect such Property in any material respect and as to which the Purchaser or the Tenant reasonably objects. If, for any reason, the Seller is unable or unwilling to take such actions as may be required to cause such exceptions to be removed from the Title Commitments, the Seller shall give the Purchaser and the Tenant notice thereof; it being understood and agreed that the failure of the Seller to give such notice within fifteen (15) days after the later of Purchaser's and Tenant's notice of objection and the Effective Date shall be deemed an election by the Seller not to remedy such matters. If the Seller shall be unwilling or unable to remove any title defects to which the Purchaser and/or Tenant has reasonably objected, the Purchaser and/or the Tenant may elect (i) to terminate this Agreement with respect to the affected Property, in which event the Purchase Price shall be reduced by the amount of the Allocable Purchase Price of such Property and this Agreement shall be of no further force and effect with respect to such Property and Seller shall reimburse to Purchaser and Tenant the Purchaser's and Tenant's respective direct, out of pocket expenses incurred in respect of such affected Property (and an allocable share of expenses attributable generally to the transactions contemplated by this Agreement and not attributable specifically to any Property), not to exceed $30,000 per Property per party, or (ii) to consummate the transactions contemplated hereby, notwithstanding such title defect, without any abatement or reduction in the Allocable Purchase Price of the affected Property on account thereof. The Purchaser and Tenant shall make any such election by written notice to the Seller given on or prior to the fifth (5th) day after the Seller's notice of its inability or unwillingness to cure such defect. Failure of the Purchaser and the Tenant both to give such notice of its election in accordance with clause (i) above shall be deemed an election by both the Purchaser and Tenant to proceed in accordance with clause (ii) above. Notwithstanding the foregoing, Seller shall cause all mortgages, deeds of trust and other monetary liens encumbering any Property to be released at or prior to the Closing of such Property; provided, however, such liens may continue to encumber the Property at Closing if the Title Company is willing to insure over such liens in a manner acceptable to Purchaser and such liens are released promptly following the applicable Closing. Seller's obligation to cause the release of any such liens pursuant to the immediately preceding sentence shall survive Closing. Upon completion of the procedures set forth in this paragraph for resolving objections to matters concerning title, and with respect to all Properties for which a Closing has not yet occurred and with respect to which no party has exercised a right to terminate this Agreement provided for herein, revised Title Commitments shall be agreed to by the parties in substance consistent with the provisions of this paragraph, and such revised Title Commitments shall be appended to and become a part of Schedule E-1.

         In the event that Seller decides to encumber a Property with an additional document, instrument or other matter, Seller shall give Purchaser and Tenant notice thereof together with a copy of the document, instrument or other matter to be placed of record against the Property ("Additional Exception"). Within five (5) Business Days after receipt of a notice ( and a copy) of any Additional Exception with respect to any Property, the Purchaser and/or Tenant shall give the Seller notice of its approval or disapproval thereof. Neither Purchaser nor Tenant shall withhold its approval of any such Additional
Exception which would be a Permitted Encumbrance specified in clauses (a) through (g), inclusive, of Section 1.51, and neither shall unreasonably withhold, delay or condition its approval of any other Additional Exception. If Purchaser and/or Tenant fail to respond within said five (5) Business Day period, Purchaser and/or Tenant, as the case may be, shall be deemed to have approved such Additional Exception. If Purchaser and/or Tenant unreasonably disapproves of any Additional Exception, Seller shall be excused from performing any term or condition (or any portion or aspect of a term or condition) of this Agreement which Seller is unable or unwilling to perform as a result of its inability to enter into and/or record such Additional Exception. Notwithstanding anything herein to the contrary, an Additional Exception shall not include any monetary encumbrance, and except as set forth in the next succeeding paragraph, Seller shall discharge all such encumbrances on or before the Closing Date for such Property. No consent or approval to any Additional Exception by Tenant or Purchaser shall constitute an agreement by Tenant or Purchaser to pay any special assessment or other tax or levy arising under such Additional Exception.

         In the event that an encumbrance is placed on any Property (other than a monetary encumbrance, which Seller shall pay, provided such encumbrance does not exceed $250,000) not otherwise consented to by Purchaser or Seller in accordance with the preceding paragraph, the Purchaser's and Tenant's sole remedy (which may be exercised by either of them) shall be (A) to terminate this Agreement with respect to the affected Property, in which event this Agreement shall terminate and be of no further force or effect with respect to the affected Property and Seller shall reimburse to Purchaser and Tenant the Purchaser's and Tenant's respective direct, out of pocket expenses incurred in respect of such affected Property (and an allocable share of expenses attributable generally to the transactions contemplated by this Agreement and not attributable specifically to any Property), not to exceed $30,000 per Property per party, or (B) to consummate the transactions contemplated hereby, notwithstanding such encumbrance, without any abatement or reduction in the Allocable Purchase Price for the affected Property on account thereof.

         Notwithstanding anything herein to the contrary, Purchaser and Tenant acknowledge and agree that, subject to any indemnities provided by Seller to Purchaser and Tenant with respect to any matters set forth therein, Purchaser and Tenant have approved the form and substance of the Fee Title Commitments set forth at Schedule H and the Leasehold Policy Commitments set forth at Schedule I, respectively, for the Properties for which a Closing is occurring on the initial Closing Date hereunder.

         2.4 Survey. At least thirty (30) days prior to the Closing Date for each Property for which a Closing is occurring on a date other than the initial Closing Date hereunder, the Seller shall arrange for the preparation of an as-built ALTA survey with respect to each of the Properties closing on such Closing Date (together with the Surveys for the Properties for which a Closing is occurring on the initial Closing Date hereunder, collectively, the
"Surveys"), by a licensed surveyor in the jurisdiction in which each such Property is located, which (i) contains an accurate legal description of the applicable Property, (ii) shows the exact location, dimension and description (including applicable recording information) of all utilities, easements, encroachments and other physical matters affecting such Property, the number of striped parking spaces located thereon and all applicable building set-back lines, (iii) states whether the applicable Property is located within a 100-year flood plain, and (iv) includes a certification substantially in the form set forth in Schedule J, for the benefit of the parties identified therein, dated no earlier than forty-five (45) days prior to the Closing Date for the Properties closing on such Closing Date.

         Within ten (10) days after receiving any Survey, the Purchaser and the Tenant shall give the Seller notice of any matters shown thereon (other than Permitted Encumbrances) which adversely affect any such Property in any material respect and as to which the Purchaser or the Tenant reasonably objects. If, for any reason, the Seller is unable or unwilling to take such actions as may be required to remedy the objectionable matters, the Seller shall give the Purchaser and the Tenant prompt notice thereof; it being understood and agreed that the failure of the Seller to give such notice within ten (10) days after the later of the Purchaser's and the Tenant's notice of objection and the Effective Date shall be deemed an election by the Seller not to remedy such matters. If the Seller shall be unable or unwilling to remove any survey defect to which the Purchaser and/or the Tenant has reasonably objected, the Purchaser and/or the Tenant may elect (i) to terminate this Agreement with respect to the affected Property, in which event the Purchase Price shall be reduced by the amount of the Allocable Purchase Price of such Property and this Agreement shall terminate and be of no further force or effect with respect to the affected Property and Seller shall reimburse to Purchaser and Tenant the Purchaser's and Tenant's respective direct, out of pocket expenses incurred in respect of such affected Property (and an allocable share of expenses attributable generally to the transactions contemplated by this Agreement and not attributable specifically to any Property), not to exceed $30,000 per Property per party, or
(ii) to consummate the transactions contemplated hereby, notwithstanding such defect, without any abatement or reduction in the Allocable Purchase Price of the affected Property on account thereof. The Purchaser and Tenant shall make any such election by written notice to the Seller given on or prior to the fifth
(5th) day after the Seller's notice of its inability or unwillingness to cure such defect and time shall be of the essence with respect to the giving of such notice. Failure of the Purchaser and the Tenant both to give such notice of its election in accordance with clause (i) above shall be deemed an election by both the Purchaser and Tenant to proceed in accordance with clause (ii) above.

         Notwithstanding anything herein to the contrary, Purchaser and Tenant acknowledge and agree that, subject to any indemnities provided by Seller to Purchaser and Tenant with respect to any matters set forth therein, Purchaser and Tenant have approved the form and substance of the Surveys provided to each of them with respect to the Properties for which Closing will occur on the initial Closing Date hereunder.

         2.5 Environmental Reports. During the Inspection Period, Purchaser and Tenant shall have the right to determine the environmental condition of the Properties as existing on the date hereof. In order to assist Purchaser and Tenant with such determination, Sellers shall deliver to Purchaser and Tenant (without representation or warranty of any sort except as otherwise expressly set forth in this Agreement) those certain Phase I environmental reports in respect of the Properties identified in Schedule Q hereto ("Environmental Reports"). At the written election of Purchaser or Tenant, made no later than twenty (20) days prior to the Closing Date for the acquisition of a given Property, the Seller, Purchaser and Tenant shall order, with respect to such Property, an update of the Environmental Report for such Property (an "Updated Environmental Report"), which will certify the Environmental Report and the Updated Environmental Report to Purchaser and Tenant.

         Within five (5) Business Days after receipt of an Updated Environmental Report with respect to any Property, the Purchaser and/or Tenant shall give the Seller notice of any matters therein as to which the Purchaser or Tenant reasonably object. If, for any reason, the Seller is unable or unwilling to take such actions as may be required to cause such matters to be remedied to the reasonable satisfaction of the Purchaser or Tenant (as the case may be), the Seller shall give the Purchaser and Tenant notice thereof, it being understood and agreed that the failure of the Seller to give such notice within five (5) Business Days after receipt of the Purchaser's or Tenant's notice of objection shall be deemed an election by the Seller not to remedy such matters. If the Seller shall be unwilling or unable to remedy any matters to which the Purchaser or Tenant has reasonably objected, the Purchaser and/or Tenant (as the case may be) may elect (A) to terminate this Agreement with respect to the acquisition of the affected Property, in which event, this Agreement shall be of no further force and effect with respect to such acquisition and Seller shall reimburse to Purchaser and Tenant the Purchaser's and Tenant's respective direct, out of pocket expenses incurred in respect of such affected Property (and an allocable share of expenses attributable generally to the transactions contemplated by this Agreement and not attributable specifically to any Property), not to exceed $30,000 per Property per party or (B) to consummate the acquisition of the affected Property, notwithstanding such defect, without any abatement or reduction in the Allocable Purchase Price for the affected Property on account thereof. The Purchaser and/or Tenant (as the case may be) shall make any such election by written notice to the Seller given on or prior to the fifth (5th) Business Day after the earlier of (x) Purchaser's or Tenant's receipt of Seller's notice of its inability or unwillingness to cure such defect and (y) the expiration of the five (5) Business Day period within which Seller was to have responded to Purchaser's or Tenant's notice of objection. Failure of the Purchaser or Tenant to give such notice within the time prescribed by the preceding sentence shall be deemed an election by the Purchaser or Tenant (as the case may be) to proceed in accordance with clause (B) above.

         Notwithstanding anything herein to the contrary, Purchaser and Tenant acknowledge and agree that Purchaser and Tenant have approved the form and substance of the Environmental Reports or Updated Environmental Reports, as applicable, provided to each of them with respect to the Properties for which Closing will occur on the initial Closing Date hereunder.


         2.6 Taking and Casualty.

              (a) If prior to the Closing of the purchase of a Property, such Property is the subject of a condemnation, Seller shall promptly notify Purchaser and Tenant of the same. If such condemnation does not, in Seller's reasonable opinion, affect any material part of the Improvements and does not materially adversely affect access to the Improvements or compliance with applicable zoning or building requirements, including parking or the projected net cash flow from the Property (an "Immaterial Taking"), Seller shall so notify Purchaser and Tenant and this Agreement will remain in full force and effect in respect of the purchase and sale of such Property, but with an abatement of the Allocable Purchase Price for such Property equal to the amount of the award paid to Seller on account of such taking, less the amount of Seller's costs and expenses, including reasonable attorneys' fees and expenses, in establishing and collecting such award. If such condemnation is not an Immaterial Taking, then either Purchaser or Tenant shall have the right to terminate this Agreement with respect to the affected Property, in which event this Agreement shall be of no further force and effect with respect to such Property except with respect to provisions hereof which by their express terms survive a termination of this Agreement.

              (b) If prior to the Closing with respect to any Property, such Property is damaged or destroyed by fire or other casualty, Seller shall promptly notify Purchaser and Tenant of the same. If the cost of restoring the damage is, in the reasonable judgment of Seller, Five Million Dollars ($5,000,000) or greater or if the Property cannot be fully restored prior to September 30, 2001, Purchaser and Tenant shall each have the right, upon notice to Seller in writing within ten (10) days of receipt of Seller's notice advising of such damage or destruction, to terminate this Agreement with respect to such Property, in which event, subject to the provisions of Section 2.2 hereof, this Agreement shall be of no further force or effect with respect to such Property. If neither Purchaser nor Tenant terminates this Agreement pursuant to the foregoing sentence, or if the costs of restoring the damage is, in the reasonable judgment of Seller, less than Five Million Dollars ($5,000,000), then Seller shall undertake and pursue the restoration of such damage in a commercially reasonable fashion, and Closing on such Property shall be extended for such period of time as may be reasonably necessary or appropriate to permit Seller to complete such restoration, but in no event later than September 30, 2001. The risk of loss to any Property shall remain with Seller until Closing on such Property.

         2.7 Changes to Plans and Specifications.

              (a) Purchaser and Tenant shall each have the following rights in respect of changes to the Plans and Specifications for the Improvements to be constructed on the Property: In respect to any Property, Seller will not enter into a change order to the general contract or otherwise materially modify the plans and specifications for the construction of the Improvements on such Property as the same is in effect on the Effective Date (the "General Contract") without first receiving Purchaser's and Tenant's approval (such approval not to be unreasonably withheld, conditioned or delayed) where such change order would
(i) effect a material change in the structural system of the Improvements to such Property other than as described in the Outline of Structural Systems attached hereto as Schedule K, or (ii) effect a change which would decrease the cost of the Improvements with respect to any Property by Fifty Thousand Dollars ($50,000.00) or more per change order or One Hundred Fifty Thousand Dollars ($150,000.00) or more in the aggregate for all change orders, or (iii) would result in a reduction of a standard provided for in the Systems Standards Manual applicable to such Improvements.

              (b) Seller shall provide to Purchaser and Tenant a copy of any change order to the General Contract which effects a change in the amount of One Hundred Thousand Dollars ($100,000.00) or more. Such copies will be for informational purposes only; neither Purchaser nor Tenant will have the right to approve or disapprove changes in the Plans and Specifications except to the extent provided for in Section 2.7(a) above.

              (c) In the event that Seller materially deviates from the Plans and Specifications as to any Property (and such deviation (w) resulted in a material change in the structural system of the Improvements to such Property other than as described in the Outline of Structural Systems attached hereto as Schedule K, or (x) resulted in a change which decreased the cost of the Improvements by Fifty Thousand Dollars ($50,000) or more per change or One Hundred Fifty Thousand Dollars ($150,000.00) or more for all changes in the aggregate, or (y) resulted in a reduction of a standard or standards provided for in the Systems Standard Manual applicable to such Improvements), Seller shall provide written notice to Purchaser and Tenant and in such notice Seller shall elect whether to remedy such deviations, which election shall be binding on Seller. If Seller elects not to remedy the deviations, Purchaser's and Tenant's sole remedy (which may be exercised by either of them) shall be either
(i) to terminate this Agreement with respect to the affected Property, in which event this Agreement shall terminate and be of no further force or effect with respect to the affected Property and Seller shall reimburse to Purchaser and Tenant the Purchaser's and Tenant's respective direct, out of pocket expenses incurred in respect of such affected Property, (and an allocable share of expenses attributable generally to the transactions contemplated by this Agreement and not attributable specifically to any Property), not to exceed $30,000 per Property per party, or (ii) to proceed to close in accordance with this Agreement without any abatement in the Allocable Purchase Price for such Property except as may be specifically provided for herein.

         SECTION 3. PURCHASE, SALE AND LEASE.

         3.1 Closing.

              (a) The purchase, sale and lease of the Properties and other transactions contemplated hereby shall be consummated at one or more closings (each, a "Closing") in escrow with the Title Company at the offices of Lowndes, Drosdick, Doster, Kantor & Reed, PA., 215 North Eola Drive, Orlando, Florida, or at such other location as the Seller and the Purchaser and the Tenant may agree, at 10:00 a.m. local time, the Closing with respect to any Property (subject to
Section 3.1(b) below) to occur on a date (each, a "Closing Date") designated by Seller in a written notice ("Closing Notice") from Seller to Purchaser and Tenant stating that the Opening Date has occurred with respect to such Property and that all conditions precedent to Purchaser's and Tenant's respective obligations to close which have not been waived have been satisfied. Such Closing Date shall not be less than thirty (30) days nor more than forty-five
(45) days after the Closing Notice or such later date as of which a condition precedent to the Closing herein set forth with respect to the applicable Property has been either satisfied or waived by all of the parties in whose favor such conditions shall run. In the event that Closing with respect to a given Property shall not have occurred within thirty (30) days after the Outside Substantial Completion Date (except as the Closing Date may have been extended pursuant to Section 2.6 hereof or by a Force Majeure Event (but in no event to be extended beyond September 30, 2001)), any party (provided such party shall not be in default hereunder), shall have the right, by the giving of written notice to the others, to terminate this Agreement with respect to such Property, in which event this Agreement shall terminate on the date such notice is provided and thereafter be of no further force or effect with respect to the affected Property, and Seller shall reimburse to Purchaser and Tenant the Purchaser's and Tenant's respective direct, out of pocket expenses incurred in respect of such affected Property (and an allocable share of expenses attributable generally to the transactions contemplated by this Agreement and not attributable specifically to any Property), not to exceed $30,000 per Property per party.

              (b) Notwithstanding the foregoing, neither MI, Seller nor Tenant shall have the right to terminate this Agreement with respect to such Property as set forth in Section 3.1(a) above if prior to March 31, 2001 Purchaser shall have filed with a court of applicable jurisdiction, and thereafter diligently prosecutes and obtains a judgment in its favor in, an action seeking specific performance of this Agreement with respect to such Property; provided, however, that Tenant shall have the right to terminate this Agreement with respect to any such Property if the Closing for such Property does not occur on or before September 30, 2001. If this Agreement is terminated with respect to any Property pursuant to the last sentence of Section 3.1(a) above, then through March 31, 2002, Seller will not sell such Property to Purchaser unless Tenant is likewise given an option to lease such Property from Purchaser, all on the terms and conditions of this Agreement as if the Closing for such Property had occurred by March 31, 2001 pursuant to this Agreement.

              (c) Notwithstanding the foregoing, if Seller sets the Closing Date for any of the Centerville Property, the Charlotte Property, the Overland Park Property, or the Raleigh Property (the "Four Properties") prior to March 30, 2001, and further provided that if Purchaser has not exercised the option granted to it in Section 11.16 of this Agreement to delay the closing of the transaction contemplated by the Purchase and Sale Agreement dated September 17, 1998 between MI and CHLP known as the "Little Lake Bryan" transaction, Purchaser may, by written notice to MI, Seller and Tenant, delay the Closing Date for the Four Properties to a date no later than March 30, 2001.

         3.2 Purchase Price. At each Closing, the Allocable Purchase Price for each Property being purchased shall be payable by Purchaser by wire transfer of immediately available funds on the applicable Closing Date to an account or accounts to be designated by the Seller prior to such Closing, subject to any adjustments and apportionments made pursuant to Section 9.1 of this Agreement. If the number of guest rooms for any Hotel is decreased from the number of projected guest rooms for such Hotel as indicated on Schedule A hereto, the Allocable Purchase Price for such Property on which such Hotel is located shall be reduced by an amount equal to the Allocable Purchase Price for such Property multiplied by a fraction, the numerator of which is the number of projected guest rooms for such Hotel as indicated on Schedule A hereto minus the actual number of guest rooms in such Hotel upon completion, and the denominator of which is the number of projected guest rooms for such Hotel as indicated on Schedule A hereto. In addition to the foregoing, if the number of guest rooms for any Hotel is decreased from the number of projected guest rooms for such Hotel as indicated on Schedule A hereto by more than ten (10) guest rooms, Purchaser's and Tenant's sole remedy (other than the Allocable Purchase Price reduction set forth in the preceding sentence), and which may be exercised by either of them in lieu of the Allocable Purchase Price reduction set forth in the preceding sentence, shall be to either terminate this Agreement with respect to the affected Property, in which event this Agreement shall terminate and be of no further force or effect with respect to the affected Property and Seller shall reimburse to Purchaser and Tenant the Purchaser's and Tenant's respective direct, out of pocket expenses incurred in respect of such affected Property (and an allocable share of expenses attributable generally to the transactions contemplated by this Agreement and not attributable specifically to any Property), not to exceed $30,000 per Property per party, or (ii) to proceed to close in accordance with this Agreement without any abatement in the Allocable Purchase Price for such Property except as may be specifically provided for hereinabove in this Section 3.2.

         3.3 Competitor. In the event that any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, by merger, operation of law or otherwise, in a single transaction or a series of transactions, of any interest in Purchaser or Crestline or Tenant or any Person having an interest in Purchaser or Crestline or Tenant, directly or indirectly, results, directly or indirectly, in a Competitor owning a Controlling Interest in Purchaser or Crestline or Tenant, Seller shall have the right, but not the obligation, to terminate this Agreement with respect to any one or more of the Closings which have not yet occurred (and such termination shall not constitute a default under any of the related transactions or documents contemplated thereby, including this Agreement).

         SECTION 4 CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.

         The obligation of the Purchaser to acquire each of the Properties on the applicable Closing Date shall be subject to the satisfaction or waiver of the following conditions precedent on and as of such Closing Date:

         4.1  Closing  Documents.   The  Seller,  Crestline  and/or  Tenant,  as
applicable, shall have delivered (or cause to be delivered) to the Purchaser with respect to the applicable Property:

              (a) A Special Warranty Deed, duly executed by the Seller, conveying to Purchaser good and marketable title to the Property, free from all liens, encumbrances, security interests, options and adverse claims of any kind or character, subject to the Permitted Encumbrances and except as otherwise specifically permitted hereunder;

              (b) A Warranty Bill of Sale, an Assignment of Contracts, an Assignment of Intangible Property and an Assignment of Construction-Related Contracts, each duly executed by Seller (or MI, as applicable), transferring and assigning to Purchaser all rights, title and interest of Seller (and MI, as applicable) in the Assets, together with, to the extent the same are in the Seller's or MI's (or their agent's) possession, original (or copies certified by Seller as true and correct), fully executed copies of all agreement's constituting any of the same;

              (c) A copy of the Liquidity Facility Agreement duly executed by MI and Tenant and the original of the Assignment of Liquidity Facility Agreement duly executed by Tenant;

              (d) A copy of the Franchise Agreement with respect to the applicable Property duly executed by MI and Tenant;

              (e) A copy of the Management Agreement with respect to the applicable Property duly executed by the applicable Manager and Tenant;

              (f) The Lease with respect to the applicable Property duly executed by Tenant;

              (g) The Owner Agreement duly executed by MI, the applicable Manager and Tenant;

              (h) The Membership Interest Pledge duly executed by Crestline (or, at any Closing occurring after the first Closing, a written certification and acknowledgment by Crestline that the Membership Interest Pledge continues in full force and effect in accordance with its terms and which confirms the inclusion of the applicable Property thereto);

              (i) The Guaranty of Purchase Agreement Performance duly executed by Crestline (or, at any Closing occurring after the first Closing, a written certification and acknowledgment by Crestline that the Guaranty of Purchase Agreement Performance continues in full force and effect in accordance with its terms and which confirms the inclusion of the applicable Property thereto);

              (j) An original (or if not available, a copy) of the final certificate of occupancy for the applicable Property;

              (k) An architect's certificate in respect of the Improvements to the applicable Property in the form attached hereto as Schedule L;

              (l) An engineer's certificate in respect of the Improvements to the applicable Property in the form attached hereto as Schedule M;

              (m) Certified copies of applicable resolutions and certificates of incumbency with respect to the Seller, MI, Crestline and Tenant and such other persons as the Purchaser may reasonably require;

              (n) A certificate of a duly authorized officer of each of MI, Seller, Crestline and Tenant confirming the continued truth and accuracy of its representations and warranties in this Agreement (subject to such changes as Seller has given notice of to Purchaser pursuant to Section 6 and subject to
Section 4.2(b));

              (o) The Survey for such Property;

              (p) The "As-Built" Drawings;

              (q) Copies of the Permits (certified by Seller as true and correct);

              (r) Copies of the Contracts (certified by Seller as true and correct);

              (s) The original (or if not available, copies) of any and all warranties and guarantees pertaining to the Improvements, specifically including the manufacturer's roof membrane warranty issued with respect to the buildings comprising the Improvements;

              (t) The FF&E Schedule;

              (u) An owner's affidavit executed by Seller in the usual and customary form of the Title Company for the purpose of satisfying any request for the same in the applicable Title Commitment;

              (v) A settlement statement;

              (w) Any required bonds and a certificate of substantial completion substantially in the form set forth in AIA Form G704;

              (x) A copy of the final "punch-list" work, if any, required upon Substantial Completion of the Improvements for such Property certified by Seller;

              (y) Written certification from MI that the Property (including all guest rooms) is Substantially Complete, opened and, in all material respects, fully furnished pursuant to and in compliance with the standards set forth in the Franchise Agreement and the System Standards Manual for the Property, and which shall also certify the number of guest rooms of such Property;

              (z)  Written   certification  in  form  reasonably  acceptable  to
Purchaser from each other party to this Agreement, the Liquidity Facility Agreement, the Pooling Agreement, and the Membership Interest Pledge confirming and ratifying such instruments and their applicability and effectiveness with respect to each Property for which a Closing has previously occurred as well as with respect to the Property or Properties which are the subject of the instant Closing; and

              (aa) Such other documents, certificates and other instruments as may be reasonably required to consummate the transaction contemplated hereby.

         4.2 Condition of Applicable Property.

              (a) No action shall be pending or threatened for the condemnation or taking by power of eminent domain of all or any material portion of the applicable Property; and

              (b) All material licenses, permits and other authorizations necessary for the current use, occupancy and operation of the applicable Property shall be in full force and effect; however, in the event that Seller fails to obtain any such licenses, permits or other authorizations and discloses same to Purchaser, Purchaser may, but shall not be required to, waive Seller's compliance with Section 6.11 of this Agreement and proceed with Closing.

              (c) The Purchaser shall have received an architect's certificate in the form of Schedule L executed by the Architect, and an engineer's certificate in the form of Schedule M, executed by the Engineer, in respect of the applicable Property, provided, however, that in the event that Seller is not able to deliver to Purchaser either or both of the foregoing certificates executed by the Architect and/or Engineer, as applicable, Purchaser shall accept, in lieu thereof, a certificate executed by an employee of Seller or MI and who is familiar with the Property and Improvements in substantially the form attached as Schedule L-1 and/or Schedule M-1, as applicable.

         4.3 Title Policies and Surveys.

              (a) The Title Company shall be prepared, subject only to payment of the applicable premium and delivery of all conveyance documents, to issue the title policies pursuant to the Title Commitments (as modified in the form of the mark-ups attached as Schedule H and Schedule I attached hereto with respect to each applicable Property for which a Closing is occurring on the initial Closing Date hereunder), and otherwise in accordance with Section 2.3, including, without limitation, the provisions thereof relating to preparing and agreeing to revised Title Commitments for the Properties for which a Closing is occurring other than on the initial Closing Date hereunder.

              (b) The Purchaser shall have received the Survey with respect to the applicable Property, in accordance with Section 2.4.

         4.4 Opinions of Counsel. The Purchaser shall have received written opinions from counsel to (i) the Seller and MI (which may be its in-house counsel as to organization, good standing, authorization and enforceability of applicable documents), and (ii) Crestline and Tenant (which may be its in-house counsel as to organization, good standing, authorization and enforceability of applicable documents and local counsel as to enforceability of applicable documents), in each instance in form and substance reasonably satisfactory to the Purchaser and its counsel, regarding the organization, good standing and/or authority of the Seller and MI, Crestline and Tenant, and the enforceability of applicable documents and such other matters with respect to the transactions contemplated by this Agreement as the Purchaser may reasonably require, and for each Closing subsequent to the initial Closing hereunder, opinions of counsel in form and substance similar to the opinions of counsel provided at the initial Closing hereunder.

         4.5 FF&E Schedule. No later than twenty (20) days prior to Closing of the purchase of any Property, Seller shall provide to Purchaser a schedule (the "FF&E Schedule") of all FF&E at the Property (other than the FF&E listed in the Plans and Specifications) owned by such Seller and which FF&E is intended to be part of the Assets to be owned by Purchaser upon and following such Closing. Upon reasonable prior notice to Seller, Purchaser shall be entitled to inspect the FF&E at the Property prior to Closing in order to confirm and verify the FF&E Schedule.

         4.6 Other.

              (a) The representations and warranties of the Seller, MI, Crestline and Tenant set forth in Section 6 and Section 6A hereof respectively (as the same may have been changed by notice from Seller as provided therein) shall be true, correct and complete in all material respects on and as of the Closing Date;

              (b) No Act of Bankruptcy on the part of the Seller, MI, Crestline or Tenant shall have occurred and remain outstanding as of the Closing Date;

              (c) The Seller shall be the sole owner of good and marketable title to the applicable Property free and clear of all liens, encumbrances, restrictions, conditions and agreements (other than the Permitted Encumbrances and this Agreement);

              (d) There shall be no unsatisfied state or Federal tax liens against or affecting the applicable Seller, or any tax audit of the applicable Seller in process, which could result in a lien against the applicable Property; and

              (e) There shall be no outstanding, unsettled claim against the applicable Seller arising under any insurance policies in respect of such Seller or the applicable Property which could result in a lien against the applicable Property.

         SECTION 4A. CONDITIONS TO TENANT'S OBLIGATION TO CLOSE.

         The obligation of the Tenant to lease each of the Properties (and the obligation of Crestline to cause Tenant to lease each of the Properties) on the applicable Closing Date shall be subject to the satisfaction or waiver of the following conditions precedent on and as of such Closing Date:

         4A.1 Closing Documents. The Seller, MI or Purchaser, as applicable, shall have delivered (or cause to be delivered) to the Tenant with respect to the applicable Property:

              (a) The Lease with respect to the applicable Property duly executed by Purchaser and a Memorandum of Lease with respect to the applicable Property in recordable form duly executed by Purchaser;

              (b) The Liquidity Facility Agreement duly executed by MI;

              (c) The Franchise Agreement with respect to the applicable Property duly executed by MI and a Memorandum of Franchise Agreement with respect to the applicable Property in recordable form duly executed by MI;

              (d) The Management Agreement with respect to the applicable Property duly executed by the affiliate of MI which is the Manager of such Property and a Memorandum of Management Agreement with respect to the applicable Property in recordable form duly executed by such Manager;

              (e) The Pooling Agreement duly executed by MI and each affiliate of MI which is to manage one or more of the Properties pursuant to a Management Agreement;

              (f) The Guaranty of Landlord's Obligations duly executed by the Guarantors;

              (g) A copy of the final certificate of occupancy for the applicable Property;

              (h) An architect's certificate in respect of the Improvements to the applicable Property in the form attached hereto as Schedule L;

              (i) An engineer's certificate in respect of the Improvements to the applicable Property in the form attached hereto as Schedule M;

              (j) Certified copies of applicable resolutions and certificates of incumbency with respect to the Seller, MI, Guarantors and Purchaser and such other persons as the Tenant may reasonably require;

              (k) A certificate of a duly authorized officer of each of MI, Seller, the Guarantors and Purchaser confirming the continued truth and accuracy of its representations and warranties in this Agreement (subject to such changes as Seller has given notice of to Tenant pursuant to Section 6 and subject to
Section 4A.2(b);

              (l) The Survey for the Property;

              (m) The "As-Built" Drawings;

              (n) The Permits (or copies thereof certified by Seller as true and correct);

              (o) The Contracts (or copies thereof certified by Seller as true and correct);

              (p) Copies of any and all warranties and guarantees pertaining to the Improvements, specifically including the manufacturer's roof membrane warranty issued with respect to the buildings comprising the Improvements;

              (q) The FF&E Schedule;

              (r) An owner's affidavit executed by Seller in the usual and customary form of the Title Company for the purpose of satisfying any request for the same in the applicable Title Commitment.

              (s) A settlement statement;

              (t) Any required bonds and a certificate of substantial completion substantially in the form set forth in AIA Form G704;

              (u) A copy of the final "punch-list" work, if any, required upon Substantial Completion of the Improvements for such Property certified by Seller;

              (v) Written certification from MI that the Property and Improvements (including all guest rooms) is Substantially Complete, opened and, in all material respects, fully furnished pursuant to and in compliance with the standards set forth in the Franchise Agreement and System Standards Manual for the Property, and which shall also certify the number of guest rooms of such Property;

              (w) Written certification in form reasonably acceptable to Tenant from each other party to this Agreement, the Guaranty of Landlord's Obligations, the Liquidity Facility Agreement and the Pooling Agreement confirming and ratifying such instruments and their applicability and effectiveness with respect to each Property for which a Closing has occurred as well as with respect to the Property or Properties which are the subject of the instant Closing; and

              (x) Such other documents, certificates and other instruments as may be reasonably required to consummate the transaction contemplated hereby.

         4A.2 Condition of Applicable Property.

              (a) No action shall be pending or threatened for the condemnation or taking by power of eminent domain of all or any material portion of the applicable Property.

              (b) All material licenses, permits and other authorizations necessary for the current use, occupancy and operation of the applicable Property shall be in full force and effect; however, in the event that Seller fails to obtain any such licenses, permits or other authorizations and discloses same to Tenant, Tenant may, but shall not be required to, waive Seller's compliance with Section 6.11 of this Agreement and proceed with Closing.

              (c) Tenant shall have received an architect's certificate in the form of Schedule L executed by the Architect, and an engineer's certificate in the form of Schedule M, executed by the Engineer, in respect of the applicable Property, provided, however, that in the event that Seller is not able to deliver to Tenant either or both of the foregoing certificates executed by the Architect and/or Engineer, as applicable, Tenant shall accept, in lieu thereof, a certificate executed by an architect and engineer employed by Seller and familiar with the Property in substantially the form attached as Schedule L-1 and/or Schedule M-1, as applicable.

         4A.3 Title Policies and Surveys.

              (a) The Title Company shall be prepared, subject only to payment of the applicable premium and delivery of all conveyance documents, to issue the title policies pursuant to the Title Commitments (as modified in the form of the mark-ups attached as Schedule H and Schedule I attached hereto) with respect to the Properties for which a Closing is occurring on the initial Closing Date hereunder, and otherwise in accordance with Section 2.3, including, without limitation, the provisions thereof relating to preparing and agreeing to revised Title Commitments for the Properties for which a Closing is occurring other than on the initial Closing Date hereunder.

              (b) The Tenant shall have received the Survey with respect to the applicable Property, in accordance with Section 2.4.

         4A.4 Opinions of Counsel. The Tenant shall have received written opinions in form and substance reasonably satisfactory to the Tenant and its counsel (i) from counsel to the Seller and MI (which may be its in-house counsel as to organization, good standing, authorization and enforceability of applicable documents) and (ii) from counsel to the Purchaser and Guarantors regarding the organization, good standing and/or authority of Purchaser and Guarantors, and the enforceability of applicable documents and such other matters with respect to the transactions contemplated by this Agreement as the Tenant may reasonably require, and for each Closing subsequent to the initial Closing hereunder, opinions of counsel in form and substance similar to the opinions of counsel provided at the initial Closing hereunder.

         4A.5 FF&E Schedule. No later than twenty (20) days prior to Closing of the purchase of any Property, Seller shall provide to Tenant a schedule (the "FF&E Schedule") of all FF&E at the Property (other than the FF&E listed in the Plans and Specifications) owned by such Seller and which FF&E is intended to be part of the Assets to be leased to Tenant upon and following such Closing. Upon reasonable prior notice to Seller, Tenant shall be entitled to inspect the FF&E at the Property prior to Closing in order to confirm and verify the FF&E Schedule.

         4A.6 Other.

              (a) The representations and warranties of the Seller, MI and Purchaser set forth in Section 6 and Section 7 hereof respectively (as the same may have been changed by notice from Seller provided therein) shall be true, correct and complete in all material respects on and as of the Closing Date;

              (b) No Act of Bankruptcy on the part of the Seller, MI, Purchaser or the Guarantors shall have occurred and remain outstanding as of the Closing Date;

              (c) The Seller shall be the sole owner of good and marketable title to the applicable Property free and clear of all liens, encumbrances, restrictions, conditions and agreements (other than the Permitted Encumbrances and this Agreement);

              (d) There shall be no unsatisfied state or Federal tax liens against or affecting the applicable Seller, or any tax audit of the applicable Seller in process, which could result in a lien against the applicable Property; and

              (e) There shall be no outstanding, unsettled claim against the applicable Seller arising under any insurance policies in respect of such Seller or the applicable Property which could result in a lien against the applicable Property.

         SECTION 5. CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.

         The obligation of the Seller to convey and transfer to the Purchaser each of the Properties on the applicable Closing Date is subject to the satisfaction or waiver of the following conditions precedent on and as of such Closing Date:

         5.1 Purchase Price. The Purchaser shall deliver to the Seller the Allocable Purchase Price of the applicable Property as provided in Section 3.2.

         5.2 Closing Documents. The Purchaser, Tenant or Crestline, as the case may be, shall have delivered to the Seller:

              (a) Duly and fully executed and acknowledged counterparts of the documents described in Subsections 4.1(b), (c,) (d), (e), (g) and (v);

              (b) The  Pooling  Agreement  duly  executed  by Tenant (or, at any
Closing occurring after the first Closing, a written certification and acknowledgment by Tenant that the Pooling Agreement continues in force and effect in accordance with its terms);

              (c) The Guaranty of Tenant's Obligations duly executed by Crestline (or, at any Closing occurring after the first Closing, a written certification and acknowledgment by Crestline that the Guaranty of Tenant's Obligations continues in force and effect in accordance with its terms);

              (d) A copy of the Lease with respect to the applicable Property executed by Purchaser and Tenant, and a duly executed and acknowledged original of the leasehold deed of trust for such Property as set forth in Section 1.35.

              (e) The Guaranty of Landlord's Obligations for such Property duly executed by the Guarantors;

              (f) The Guaranty of Purchase Agreement Performance duly executed by Crestline (or, at any Closing occurring after the first Closing, a written certification and acknowledgment by Crestline that the Guaranty of Purchase Agreement Performance continues in force and effect in accordance with its terms);

              (g) A certificate of a duly authorized officer of the Purchaser, Crestline and Tenant confirming the continued truth and accuracy of the respective representations and warranties of the Purchaser, Crestline and Tenant in this Agreement;

              (h) Certified copies of applicable resolutions and certificates of incumbency with respect to the Purchaser, the Guarantors, Tenant, Crestline and such other persons as the Seller may reasonably require;

              (i) Written certification in form reasonably acceptable to Seller from each other party to this Agreement, the Liquidity Facility Agreement, and the Pooling Agreement confirming and ratifying such instruments and their applicability and effectiveness with respect to each Property for which a Closing has occurred as well as with respect to the Property or Properties which are the subject of the instant Closing; and

              (j) Such other documents, certificates and other instruments as may be reasonably required to consummate the transaction contemplated hereby.

         5.3 Opinions of Counsel. The Seller shall have received a written opinion from (a) Lowndes, Drosdick, Doster, Kantor & Reed, PA., counsel to the Purchaser and Guarantor (or other counsel reasonably acceptable to Seller, MI and its counsel), in form and substance reasonably satisfactory to Seller and its counsel, regarding the good standing and authority of the Purchaser and the Guarantor, (b) counsel for Crestline and Tenant (which may be its in-house counsel as to organization, good standing, authorization and enforceability of applicable documents and local counsel as to enforceability of applicable documents), in form and substance reasonably satisfactory to MI, Seller, and its counsel regarding good standing and authority of Crestline and Tenant and the enforceability of applicable documents contemplated by this Agreement, and (c) counsel reasonably acceptable to Seller, MI, and its counsel regarding the enforceability of applicable documents contemplated by this Agreement and such other matters with respect to the transactions contemplated by this Agreement as MI or Seller may reasonably require, and for each Closing subsequent to the initial Closing hereunder, opinions of counsel in form and substance similar to the opinions of counsel provided at the initial Closing hereunder.

         SECTION 6. REPRESENTATIONS AND WARRANTIES OF SELLER.

         To induce the Purchaser, Guarantors, Crestline and Tenant to enter into this Agreement, each Seller, as applicable, and MI represents and warrants to the Purchaser, Guarantors, Crestline and Tenant as follows:

         6.1 Status and Authority of the Seller. The Seller is, or will be at or before Closing, a corporation duly organized, validly existing and in corporate good standing under the laws of its state of incorporation, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby for such Seller. Seller is duly qualified to transact business and is in good standing in the state in which such Seller's Property is located.

         6.2 Status and Authority of MI. MI is a corporation duly organized, validly existing and in corporate good standing under the laws of its state of incorporation, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. MI has duly qualified to transact business and is in good standing in each of the states in which the Properties are located and in which the conduct of its business requires such qualification.

         6.3 Employees. The applicable Seller shall be responsible for payment of all wages and salaries payable to, and all vacation pay, pension and welfare benefits and other fringe benefits accrued with respect to all individuals employed at the Property owned by such Seller relating to the period prior to the applicable Closing and the affiliate of MI which is to be the manager of the Property pursuant to a Management Agreement shall be responsible for payment of all wages, salaries and benefits relating to the period commencing on and from and after such Closing. At no time hereunder, upon Closing or under the applicable Lease, shall any of the employees at the Property including employees of any manager thereof, be or be deemed to be the employees of Purchaser or Tenant, and upon and after Closing, be or be deemed to be transferred to Purchaser or Tenant. If required, the Seller will comply with the notice and other requirements under the Worker Adjustment Retraining and Notification Act ("WARN Act"), the Consolidated Omnibus Budget Reconciliation Act ("COBRA") or any similar state or local legislation with respect to such employee matters, and such obligation shall survive Closing, notwithstanding anything to the contrary in the WARN Act. Because Purchaser and Tenant at no time will be or be deemed to be the employer of employees at the Property, it is expressly understood and agreed that Purchaser and Tenant are not and shall not be responsible or liable, directly or indirectly, for payment of any benefits, severance liability, compensation, pay or other obligations, of whatever nature, due or alleged to be due to any employee at the Property including employees of any manager thereof, or of the Seller attributable to any time period up to, upon and after Closing. Similarly, there shall be no union agreements, pension plans, health plans, benefit plans, deferred compensation plans, bonus plans or vacation plans or similar agreements for or concerning such employees which shall be binding upon Purchaser or Tenant.

         6.4 Existing Agreements. There are no (or will not be at the Closing) service contracts, maintenance agreements, leasing commissions or brokerage agreements, repair contracts, property management contracts, contracts for the purchase or delivery of labor, services, materials or goods, supplies or equipment, leases, licensees or occupancy agreements, or similar agreements entered into by or on behalf of the applicable Seller with respect to any Property which will be obligations of Purchaser or Tenant after the Closing, other than (i) the Permitted Encumbrances, (ii) the documents to be assigned to the Purchaser pursuant to the terms hereof, (iii) the Contracts, (iv) the Lease,
(v) the Owner Agreement, and (vi) the Management Agreement, (vii) the Franchise Agreement, and (viii) any other document or instrument given or entered into in connection with Closing.

         6.5 Tax Returns. All privilege, gross receipts, excise, sales and use, personal property and franchise taxes with respect to any Property resulting from operations prior to the Apportionment Time applicable to such Property will be paid by the Seller of each Property as and when due and payable, and all tax returns for such taxes shall be prepared and duly filed, prior to the Closing (or after Closing with respect to pre-Apportionment Time matters).

         6.6 Action of MI and Seller. MI and Seller have each taken all necessary action to authorize the execution, delivery and performance of this Agreement by them, and upon the execution and delivery of any document to be delivered by MI or the Seller on or prior to each Closing Date, such document shall constitute the valid and binding obligation and agreement of MI and/or Seller, as applicable, enforceable against MI and/or Seller, as applicable, as the case may be, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity. The person or persons executing and delivering this Agreement or any other document to be delivered by MI or the Seller on or prior to each Closing Date is or shall have been prior to each Closing Date, duly authorized to execute and deliver such documents on behalf of MI and the Seller, as applicable.

         6.7 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by the Seller and/or MI, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Seller and/or MI, as the case may be, is bound.

         6.8 Litigation. Neither Seller nor MI has received written notice of and, to the Seller's and MI's knowledge, no investigation, action or proceeding is pending or, to the Seller's and MI's knowledge, threatened, and the Seller has not received written notice of and, to the Seller's and MI's knowledge, no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (b) may result in or subject the applicable Property to a material liability which is not covered by insurance, whether or not Purchaser is indemnified by Seller and/or MI with respect to the same, or (c) involves condemnation or eminent domain proceedings against any material part of the applicable Property.

         6.9 Not A Foreign Person. The Seller is not a "foreign person" within the meaning of Section 1445 of the United States Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         6.10 Construction Contracts: Mechanics' Liens. At the Closing for each Property, there will be no outstanding contracts made by the Seller for the construction or repair of any Improvements relating to such Property which have not been fully paid for or provision for the payment of which has not been made by Seller and Seller shall discharge and have released of record or bonded all mechanics' or materialmen's liens, if any, arising from any labor or materials furnished to such Property prior to the Closing to the extent any such lien is not insured over by the Title Company or bonded over pursuant to applicable law.

         6.11 Permits, Licenses. As of the Closing related to a Property, there will be in effect all material licenses (including liquor licenses, if required), permits and other authorizations necessary for the then current use, occupancy and operation of such Property, unless failure to obtain any such licenses, permits and other authorizations is disclosed to Purchaser and Tenant in writing, and Purchaser waives compliance herewith in accordance with Section 4.2(b) and Section 4A.2(b) of this Agreement.

         6.12 Hazardous Substances. Except as otherwise disclosed in writing to Purchaser and Tenant in the Environmental Reports and any Updated Environmental Reports, to the Seller's and MI's knowledge, none of the Sellers or any other occupant or user of any of the subject Properties, or any portion thereof, have stored or disposed of (or engaged in the business of storing or disposing of, or authorized the storage or disposal of) or has released or caused or authorized the release of any hazardous waste, contaminants, oil, radioactive or other material on any of the Properties, or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and to Seller's and MI's actual knowledge, except as otherwise disclosed to Purchaser and Tenant, including, without limitation, any matters described in the Environmental Reports and any Updated Environmental Reports, the Properties are free from any such hazardous waste, contaminants, oil, radioactive and other materials, except for reasonable amounts of any such materials necessary for the maintenance, repair and operation of the Property as a hotel and stored, maintained and used in accordance with applicable law.

         6.13 Insurance. The Seller has received no written notice from any insurance carrier of defects or inadequacies in the Property which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor.

         6.14 Condition of Property. To MI's and Seller's knowledge, the Improvements on the Property, as of the applicable Closing Date, will be in good working order and repair, mechanically and structurally sound, free from material defects in materials and workmanship, in compliance in all material respects with the requirements set forth in the Franchise Agreement and System Standards Manual for such Property and constructed with materials that are "new," subject to such "punch list" work as may be required upon Substantial Completion of such Improvements.

         6.15 Financial Information. Financial information, including, without limitation, all books and records and financial statements relating to the applicable Property, which have been provided to Purchaser and Tenant by MI and Seller are true, correct and complete in all material respects.

         6.16 Contracts. Seller has performed all of its obligations under each Contract to which the applicable Seller is a party or is subject and no fact or circumstance has occurred, which by itself or with the passage of time or the giving of notice or both would constitute a default under any such Contract. Further, to Seller's knowledge, all other parties to such Contracts have performed all of their obligations thereunder in all material respects and are not in default thereunder.

         6.17 Title to FF&E. Seller has good and marketable title to such Seller's FF&E described on the FF&E Schedule and in the Plans and Specifications (to the extent that the Plans and Specifications describe FF&E).

         6.18 FF&E. The FF&E Schedule and the Plans and Specifications (to the extent the Plans and Specifications describe FF&E) accurately describe in all material respects the FF&E owned by the applicable Seller and located at such Seller's Property and, to Seller's knowledge, such FF&E is "new" and has not been used prior to its use at such Property. As of the Closing Date for each Property, the FF&E for such Property shall comply in all material respects with the requirements of the System Standards Manual for such Property and the Franchise Agreement for such Property.

         6.19 No Proffers. As of the Closing Date for each Property, the Seller of such Property and/or MI shall have paid (or the provision for the payment of which has been made by the Seller) and/or performed, as applicable, all proffers, exactions, development fees, tap fees, connection charges, impact fees, improvements (including off-site improvements) and other requirements imposed by applicable law of any federal, state or local governmental or quasi-governmental authority in connection with the construction and development of such Property.

         6.20 No Violations. There exists no violation of any law, regulation, order or requirement issued by any governmental authority against or affecting any of the Properties. No Seller has received any written notice or order from any governmental authority requiring any repairs, maintenance or improvements to such Seller's Property which have not been fully performed.

         6.21 Separate Tax Parcel. Each Property constitutes a separate parcel for purposes of ad valorem real property taxes, and is not subject to a lien for non-payment of real property taxes relating to any other property.

         6.22 No Defaults. There exists no material default on the part of each Seller or MI with respect to any Permitted Encumbrance affecting such Property, other than those defaults which can be cured or discharged by the payment of money and for which an allowance for the payment thereof has been made at Closing. Notwithstanding anything to the contrary contained in this Section 6 regarding the survival period for the representations and warranties made hereunder, the representation and warranty made in this Section 6.22 by the Sellers and MI shall survive the applicable Closing for an unlimited period of time.

         6.23 Substantial Completion and Opening Date. As of the date hereof, Seller and MI reasonably anticipate that Substantial Completion and the opening of all of the Properties will occur on or before March 31, 2001.

         6.24 American with Disabilities Act. As of the Closing Date for each Property, such Property shall comply in all material respects with the Americans with Disabilities Act.

         The representations and warranties made in this Agreement by the applicable Seller and MI, in Section 6.1 through Section 6.9, inclusive, are made as of the date hereof and shall be deemed remade by such Seller and MI, as of each Closing Date for the Property then being conveyed by such Seller, with the same force and effect as if made on, and as of, such date; and the representations and warranties made in this Agreement by such Seller and MI, in
Section 6.10 through Section 6.24, inclusive, shall be made as of the Closing Date in respect of the Property being sold and transferred, provided, however, that, MI and the Seller shall have the right, from time to time prior to the applicable Closing Date, with respect to any Property as to which a Closing has not yet occurred, to modify the representations and warranties made in Section
6.7 (No Violations of Agreements), Section 6.8 (Litigation), Section 6.13 (Insurance), Section 6.20 (No Violations) and Section 6.23 (Substantial Completion and Opening Date) as a result of changes in applicable conditions beyond the control of MI or Seller, by notice to the Purchaser and Tenant and, in such event, the representations and warranties shall be deemed modified to the extent required by such changes, and (a) if Seller and MI agree to indemnify Purchaser and Tenant against any loss that may be suffered by Purchaser or Tenant as a result of such changes, then Purchaser and Tenant will be required to close hereunder without any abatement of Allocable Purchase Price or changes in any other condition, and (b) if Seller and MI elect not to so indemnify Purchaser and Tenant, Purchaser and Tenant shall each have the option to either accept the change and close, or reject the change, in which case, if either of Purchaser or Tenant reject such change, Purchaser's obligation to purchase the Property and Tenant's obligation to lease the Property and Crestline's obligation to cause Tenant to lease the Property in question shall terminate, and Seller shall reimburse to Purchaser or Tenant their respective direct, out of pocket expenses incurred in respect of such affected Property (and an
allocable  share  of  expenses   attributable   generally  to  the  transactions
contemplated by this Agreement and not attributable specifically to any Property), not to exceed $30,000 per Property per party. All representations and warranties made in this Agreement by the Seller and MI shall survive the applicable Closing for a period of one (1) year. Any action, suit or proceeding with respect to the truth, accuracy or completeness of any such representation or warranty shall be commenced, if at all, on or before the date which is twelve
(12) months after the date of such Closing and, if not commenced on or before such date, thereafter shall be void and of no force or effect.

         Prior to any Closing contemplated by this Agreement, Purchaser and Tenant will have had the opportunity to investigate independently all physical aspects of the Property which is the subject of the Closing, and to make all such independent inspections and/or investigations of such Property that Purchaser or Tenant deem necessary or desirable including, without limitation, review of the building permits, certificates of occupancy, environmental audits and assessments, toxic reports, surveys, investigation of land use and development rights, development restrictions and conditions that are or may be imposed by governmental agencies, agreements with associations or other private parties affecting or concerning the Property, the condition of title, soils and geological reports, engineering and structural certificates, tests and third-party reports (if any), governmental agreements and approvals and architectural plans and site plans. Purchaser and Tenant each represent and warrant that, in entering into this Agreement, they have not relied on any representation, warranty, promise or statement, express or implied, of Seller or MI, or anyone acting for or on behalf of Seller or MI, other than as expressly set forth in this Agreement; AND THAT, AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER AND MI, PURCHASER AND TENANT EACH ACKNOWLEDGE THAT THE PROPERTY OWNED BY THE SELLER WILL, UPON THE ACQUISITION BY PURCHASER AND TENANT OF THEIR RESPECTIVE INTERESTS IN SUCH PROPERTY, BE IN ITS "AS IS" CONDITION AND IN ITS "AS IS" STATE OF REPAIR, WITH ALL FAULTS SUBJECT ONLY, HOWEVER, TO THE EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER AND MI FOR THE BENEFIT OF PURCHASER AND/OR TENANT EXPRESSLY SET FORTH IN THIS AGREEMENT.

         Except as otherwise expressly provided in this Agreement or any documents executed and delivered by Seller or MI to the Purchaser or Tenant at the Closing, the Seller and MI disclaim the making of any representations or warranties, express or implied, regarding the Properties or matters affecting the same, whether made by the Seller or MI, on the Seller's behalf or on MI's behalf, or otherwise, including, without limitation, the physical condition of the Properties, title to, the boundaries or other survey matters of, the Real Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Properties or the market and physical environments in which they are located. The Purchaser, Crestline and Tenant each acknowledge that they have entered into this Agreement with the intention of making and relying upon their own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of each Property, except as expressly provided in this Agreement. The Purchaser, Crestline and Tenant further each acknowledge that it has not received from or on behalf of the Seller or MI, any accounting, feasibility, marketing, economic, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, tax, legal, architectural, engineering, property management and other advisors.

         As used in this Agreement, the phrases "to Seller's knowledge," "to MI's knowledge" and "to Seller's and MI's knowledge" or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry except for inquiring with respect to such matters with the general manager of each Property, of Daryl Nickel (and any subsequent officer of Lodging Development at MI having direct oversight responsibility for the transactions contemplated hereby), or Timothy J. Grisius (and any subsequent finance officer of MI having direct oversight responsibility for the transactions contemplated hereby), or Bill Hoy (and any subsequent Vice President - Design and Project Management of Marriott International Design and Construction Services, Inc. having direct oversight responsibility for the transactions contemplated hereby) or of an employee of Seller or MI, or any Affiliated Person as to either, assigned to work at the Property in connection with construction of the Improvements and/or in connection with the installment of the FF&E on a full-time basis, if any.

         SECTION 7. REPRESENTATIONS AND WARRANTIES OF PURCHASER

         To induce MI, the Seller, Crestline and Tenant to enter into this Agreement, the Purchaser, CHLP if Purchaser is other than CHLP and CHP represent and warrant to MI, the Seller, Tenant and Crestline as follows:

         7.1 Status and Authority of the Purchaser. The Purchaser is duly organized and validly existing under the laws of the jurisdiction in which it was formed, and has all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser is, or will be by the Closing Date, duly qualified and in good standing in each of the states in which the Properties are located.

         7.2 Status and Authority of the Guarantors. CHLP is a limited partnership duly organized and validly existing under the laws of the State of Delaware. CHP is a corporation duly organized and validly existing under the laws of the State of Maryland. CHP and CHLP each has all requisite power and authority under the laws of the state under whose laws it has organized or incorporated and under their respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         7.3 Action of the Purchaser. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Purchaser on or prior to each Closing Date, such document shall constitute the valid and binding obligation and agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity. The person or persons executing and delivering this Agreement or any other document to be delivered by Purchaser or Guarantors on or prior to each Closing Date is or shall have been prior to each Closing Date, duly authorized to execute and deliver such documents on behalf of Purchaser and the Guarantors, as applicable.

         7.4 Action of the Guarantors. The Guarantors have taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of the subject Guaranty of Landlord's Obligations on or prior to each Closing Date, such document shall constitute the valid and binding obligation and agreement of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity.

         7.5 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by the Purchaser or Guarantors, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Purchaser or Guarantors pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Purchaser or any Guarantor is bound.

         7.6 Litigation. Purchaser has received no written notice of and, to Purchaser's knowledge, no investigation, action or proceeding is pending and, to Purchaser's knowledge, no action or proceeding is threatened and Purchaser has received no notice of, and to Purchaser's knowledge no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (b) may result in or subject the applicable Property to a material liability which is not covered by insurance, whether or not Purchaser is indemnified by Seller and/or MI with respect to the same, or (c) involves condemnation or eminent domain proceedings against any material part of the applicable Property.

         The representations and warranties made in this Agreement by the Purchaser are made as of the date hereof and shall be deemed remade by the Purchaser as of the applicable Closing Date with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by the Purchaser shall survive the applicable Closing for a period of one (1) year. Any action, suit or proceeding with respect to the truth, accuracy or completeness of any such representation or warranty shall be commenced and served, if at all, on or before the date which is twelve (12) months after the date of such Closing and, if not commenced on or before such date, thereafter shall be void and of no force or effect.

         As used in this Agreement, the phrase "to Purchaser's knowledge" or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Charles Muller, Robert Bourne and James Senett (and any successors to such individuals in their current or substantially similar positions).

         SECTION 7A. REPRESENTATIONS AND WARRANTIES OF CRESTLINE AND TENANT.

         To induce MI, Seller and Purchaser to enter into this Agreement, Crestline and Tenant represent and warrant to MI, the Seller and Purchaser as follows:

         7A.1 Status and Authority of Crestline and the Tenant. Each of Crestline and the Tenant is duly organized and validly existing under the laws of the jurisdiction in which it was formed, and has all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Tenant is, or shall use its best efforts from and after the initial Closing Date to become, duly qualified and in good standing in each of the states in which the Properties are located as promptly as reasonably practicable, provided that Tenant shall obtain all such qualifications on or prior to the date which is forty-five (45) days after the Effective Date for all states other than Utah, and one hundred twenty (120) days after the Effective Date for Utah. Tenant will have been, and at all relevant times during the term hereof remain, organized as a bankruptcy remote, single purpose entity, wholly-owned by Crestline, whose sole business shall be the ownership of Tenant's interest under the Leases.

         7A.2 Actions of Crestline and the Tenant. Each of Crestline and the Tenant has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Crestline or the Tenant on or prior to each Closing Date, such document shall constitute the valid and binding obligation and agreement of Crestline or the Tenant, as the case may be, enforceable against Crestline or the Tenant, respectively, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity.

         7A.3 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Crestline or the Tenant, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Crestline or the Tenant pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Crestline or the Tenant is bound. The person or persons executing and delivering this Agreement or any other document to be delivered by Tenant or Crestline on or prior to each Closing Date is or shall have been prior to each Closing Date, duly authorized to execute and deliver such documents on behalf of Tenant and Crestline, as applicable.

         7A.4 Litigation. Neither Crestline nor the Tenant has received any written notice of and, to Crestline's and the Tenant's knowledge, no investigation, action or proceeding is pending and, to Crestline's and the Tenant's knowledge, no action or proceeding is threatened and neither Crestline nor the Tenant has received any notice of, and to Crestline's and the Tenant's knowledge no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

         The representations and warranties made in this Agreement by Crestline and the Tenant are made as of the date hereof and shall be deemed remade by Crestline and the Tenant as of the applicable Closing Date with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by Crestline and the Tenant shall survive the applicable Closing for a period of one (1) year. Any action, suit or proceeding with respect to the truth, accuracy or completeness of any such representation or warranty shall be commenced and served, if at all, on or before the date which is twelve (12) months after the date of such Closing and, if not commenced on or before such date, thereafter shall be void and of no force or effect.

         As used in this Agreement, the phrases "to Crestline's knowledge" or "to the Tenant's knowledge" or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Larry Harvey, Edward Hoganson and Gwendolyn Powell (or any successor to such individuals in their current or substantially similar positions).

         SECTION 8. COVENANTS OF MI AND THE SELLER.

         The Seller, as applicable, and MI hereby covenant with the Purchaser as follows:

         8.1 Compliance with Laws. From the date of this Agreement to the Closing Date for the purchase of a Property, Seller shall use commercially reasonable efforts to comply in all material respects with (i) all laws, regulations and other requirements affecting such Seller's Property, from time to time applicable, of every governmental body having jurisdiction of such Property or the use or occupancy of any Improvements located thereon and (ii) all terms, covenants and conditions of instruments of record affecting such Property.

         8.2 Construction, Completion of Punch List; Correction of Defects.

              (a) From and after the expiration of the Inspection Period with respect to any Property for which this Agreement has not been terminated by Purchaser or Tenant, the applicable Seller shall use commercially reasonable efforts to cause Substantial Completion of each Property to occur no later than March 31, 2001, subject to Force Majeure Events.

              (b) In respect of any Property which has been sold and transferred to Purchaser at a Closing hereunder, the applicable Seller shall use commercially reasonable efforts to complete, at the Seller's or MI's cost, all punch-list items and any work required to obtain the final Certificate of Occupancy if not available at Closing and to correct, at Seller's or MI's cost, all defects in the Improvements that are discovered and disclosed by or to the Seller within one (1) year following the acceptance of the Improvements by the Seller from the general contractor for such Improvements. At each Closing, Seller and MI shall certify the outside date of such one (1) year warranty period to Purchaser and Tenant. The Purchaser and Tenant agree to cooperate with the Seller and/or MI in enforcing any applicable warranties or guaranties with respect to such defects. Seller shall have the exclusive right and obligation to pursue the aforementioned rights and remedies; however, in the event that Seller fails to exercise such rights and remedies, after ten (10) days from notice by Purchaser or Tenant to Seller of such failure to exercise such rights and remedies, Purchaser and Tenant shall then have the right to pursue the same. The provisions of this Section 8.2(b) shall survive any Closing under this Agreement.

         8.3 Insurance. The Seller shall, at no expense to the Seller, reasonably cooperate with Purchaser in connection with Purchaser's obtaining any insurance which may be required to be maintained by Purchaser under the terms of the Lease for each Property following the Closing for such Property.

         8.4 Material Defects in Structural Systems. If, to Seller's or MI's knowledge, a material construction defect or a material design defect in the structural system of the Improvements being constructed on a Property exists at any time during construction and prior to Closing, Seller or MI shall disclose the same to Purchaser and Tenant, provided that neither Seller nor MI shall have any obligation to correct such disclosed defects if the cost to correct such defects exceeds $250,000. If such cost exceeds $250,000 and Seller and MI elect not to correct, then Purchaser's and Tenant's sole remedy shall be to terminate this Agreement with respect to the affected Property (which remedy may be effected by either of them), in which event this Agreement shall terminate and be of no further force or effect with respect to the affected Property and Seller shall reimburse to Purchaser and Tenant the Purchaser's and Tenant's respective direct, out of pocket expenses incurred in respect of such affected Property, (and an allocable share of expenses attributable generally to the transactions contemplated by this Agreement and not attributable specifically to any Property), not to exceed $30,000 per Property per party.

         8.5 Final Payment. Upon final payment to the general contractor in respect of a given Property, Seller shall provide Purchaser and Tenant with a copy of the final requisition received from the general contractor, evidence of Seller's payment thereof, and a final release of liens.

         8.6 Opening Date for Each Property. MI and Seller covenant to use commercially reasonable efforts to cause the Opening Date for each Property to occur on or before March 31, 2001, subject to Force Majeure Events.

         8.7 FF&E Reserve. If the Opening Date for a Property occurs prior to the Closing Date for such Property, MI and Seller shall from and after such Opening Date create and maintain for such Property a reserve for replacements, repairs and other capital costs consistent with the requirements set forth in the System Standards Manual and the Franchise Agreement, and on the Closing Date for each Property such reserve shall be contributed to the "Reserve" as defined in and maintained pursuant to the Management Agreements.

         8.8 FAS &  Inventory.  As of the Closing Date for each  Property,  such
Property will have sufficient FAS and Inventory (each as defined in the Lease applicable to such Property) required by the System Standards Manual and the Franchise Agreement applicable to such Property.

         SECTION 9. APPORTIONMENTS.

         9.1 Apportionments. (a) At the Closing for each Property, the following adjustments and prorations shall be computed as of 12:01 a.m. (local time at the Property) on the day after the Closing Date ("Apportionment Time") for such Property. All items of revenue, cost and expense of such Property with respect to the period prior to the Apportionment Time shall be for the account of MI and the Seller of such Property. All items of revenue, cost and expense of such Property with respect to the period from and after the Apportionment Time shall be for the account of Tenant according to the terms of the Lease for such Property. All adjustments shall be on an accrual basis in accordance with generally accepted accounting principles, and otherwise in accordance with the requirements set forth in Schedule X. Seller shall be responsible for rent due under the Lease for each Property and for all other operating expenses incurred in respect of such Property from and after the Closing Date but prior to the Apportionment Time for such Property.

              (b) At each Closing, a fair and reasonable estimated accounting of all adjustments and prorations shall be performed and agreed to by MI, each applicable Seller, Purchaser and Tenant. Subsequent final adjustments and payments (the "True-Up") shall be made in cash or other immediately available funds as soon as practicable after the Closing Date for such Property, based upon an accounting performed by the Manager for such Property and acceptable to Purchaser and Tenant. In the event the parties have not agreed with respect to the adjustments required to be made pursuant to this Section 9.1,upon application by any such party, a certified public accountant reasonably acceptable to the parties to such disputed adjustment shall determine any such adjustments which have not theretofore been agreed to between such parties. The charges of such accountant shall be borne equally by the parties to such disputed adjustment. All adjustments to be made as a result of the final results of the True-Up shall be paid to the party entitled to such adjustment within thirty (30) days after the final determination thereof.

              (c) The provisions of this Section 9.1 shall survive each Closing.

         9.2 Closing Costs. (a) All Third-Party Costs (hereinafter defined) shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Purchaser until such Third-Party Costs have equaled the sum of one percent (1%) of the aggregate Allocable Purchase Prices, and thereafter such Third-Party Costs shall be borne solely by Seller. As used herein, the term "Third-Party Costs" shall include the following: (i) any transfer, sales, use, recordation or other similar taxes, impositions or expenses ("Recording Charges") incurred in connection with the recordation or filing of the instruments required at Closing on each Property or the transfer of the assets and/or the Properties; (ii) Environmental Reports and Updated Environmental Reports prepared in connection with the purchase and sale of the Properties pursuant to this Agreement; (iii) Surveys of the Properties prepared in connection with due diligence under this Agreement; (iv) premiums for the title insurance policies to be provided at each Closing pursuant to Section 2.3, Section 4.3(a) and Section 4A.3(a); (v) any closing or escrow charges or other expenses payable to the Title Company conducting the Closing; (vi) property appraisals prepared in connection with the purchase and sale of the Properties pursuant to this Agreement; and (vii) local counsel fees (which fees shall be limited to those incurred in connection with usual and customary local counsel services in similar commercial real estate transactions). Purchaser shall bear the costs of all Recording Charges imposed in connection with the recordation of the memorandum of lease and the memorandum of management agreement for each Property, in an amount not to exceed, with respect to both of such instruments, $25,000 per Property (and any sums so expended by Purchaser shall be counted against the maximum obligation of Purchaser hereunder with respect to Recording Charges as set forth in this
Section 9.2(a)).

              (b) Seller shall be solely responsible for any taxes due in respect of its income, net worth or capital, if any, and any privilege, sales, use and occupancy taxes, due or owing to any governmental entity in connection with the operation of the Property for any period of time prior to the Apportionment Time, and Tenant shall be solely responsible for all such taxes for any period from and after the Apportionment Time, and provided further that any income tax arising as a result of the sale and transfer of the Property by Seller to Purchaser shall be the sole responsibility of Seller and any income tax arising as a result of the lease of the Property from Purchaser to Tenant shall be borne as provided in the Lease for each such Property.

              (c) Except as expressly provided in this Section 9, Seller, Purchaser and Tenant shall each pay their own separate costs and expenses incurred in connection with the transactions contemplated hereby, including the fees and expenses of counsel in connection with the preparation and negotiation of this Agreement, the Leases, and all other documents and instruments in connection herewith and in consummating any and all of the transactions contemplated hereby and thereby.

              (d) The obligations of the parties under this Section 9 shall survive the Closings.

         SECTION 10.       DEFAULT.

         10.1 Default by the Seller. If the Seller or MI shall have made any representation or warranty herein which shall be untrue in any material respect when made or updated as herein provided, or if the Seller or MI shall fail to perform any of the material covenants and agreements contained herein and such condition or failure continues for a period of ten (10) days (or such additional period as may be reasonably required to effectuate a cure of the same) after notice thereof from the Purchaser or Tenant, either the Purchaser or the Tenant may terminate this Agreement with respect to the affected Property and each of Purchaser and Tenant may respectively elect that either Seller shall reimburse to Purchaser or Tenant, as the case may be, the Purchaser's or the Tenant's respective direct, out of pocket expenses incurred in respect of such affected Property (and an allocable share of expenses attributable generally to the transactions contemplated by this Agreement and not attributable specifically to any Property), not to exceed $30,000 per Property per party, or the Purchaser and/or Tenant may instead elect to pursue any and all remedies available to them at law or in equity, including, but not limited to, a suit for specific performance or other equitable relief, provided, however, that, (x) in no event shall the Seller or MI be liable for (and Purchaser and Tenant hereby agree that they will not commence or prosecute any action for) consequential or punitive or exemplary damages (other than Tenant's, Crestline's, Purchaser's or Guarantor's reasonable attorneys' fees and expenses pursuant to Section 11.11 hereof or for any matter indemnified pursuant to Section 11.1 hereof) and (y) in no event shall the aggregate liability of the Seller or MI under this Agreement exceed an amount equal to five percent (5%) (provided, Tenant and Crestline together shall be limited to, and shall not recover in excess of, one percent (1%) of such Allocable Purchase Price from Seller or MI) of the aggregate of the Allocable Purchase Prices for all of the Properties affected by the default plus any amounts necessary to be paid to indemnify and hold harmless Tenant, Crestline, Purchaser or Guarantors pursuant to Section 11.1 and the reasonable attorneys' fees and expenses incurred by Purchaser and Tenant in enforcing the Agreement against Seller and/or MI in respect of Seller's or MI's default. It is understood and agreed that for purposes of this Section 10.1, if a default results from a false representation or warranty, such default shall be deemed cured if the events, conditions, acts or omissions giving rise to the falsehood are cured within the applicable cure period even though, as a technical matter, such representation or warranty was false as of the date actually made.

         10.2 Default by the Purchaser. If the Purchaser or Guarantors shall have made any representation or warranty herein which shall be untrue in any material respect when made or updated as herein provided, or if the Purchaser shall fail to perform any of the material covenants and agreements contained herein and such condition or failure continues for a period of ten (10) days (or such additional period as may be reasonably required to effectuate a cure of the same) after notice thereof from the Seller or Tenant, either the Seller or the Tenant may terminate this Agreement with respect to the affected Property and each of Seller and Tenant may respectively elect that either Purchaser or Guarantors shall reimburse to Seller or Tenant, as the case may be, the Seller's or the Tenant's respective direct, out of pocket expenses incurred in respect of such affected Property (and an allocable share of expenses attributable generally to the transactions contemplated by this Agreement and not attributable specifically to any Property), not to exceed $30,000 per Property per party, or the Seller and/or Tenant may instead elect to pursue any and all remedies available to them at law or in equity, including, but not limited to, a suit for specific performance or other equitable relief, provided, however, that, (x) in no event shall the Purchaser be liable for (and Seller and Tenant hereby agree that they will not commence or prosecute any action for) consequential or punitive or exemplary damages (other than Tenant's, Crestline's, Seller's or MI's reasonable attorneys' fees and expenses pursuant to Section 11.11 hereof or for any matter indemnified pursuant to Section 11.1 hereof) and (y) in no event shall the aggregate liability of the Purchaser under this Agreement exceed an amount equal to five percent (5%) (provided, Tenant and Crestline together shall be limited to, and shall not recover in excess of, one percent (1%) of such Allocable Purchase Price from Purchaser) of the aggregate of the Allocable Purchase Prices for all of the Properties affected by the default plus any amounts necessary to be paid to indemnify and hold harmless Tenant, Crestline, Seller or MI pursuant to Section 11.1 and the reasonable attorneys' fees and expenses incurred by Seller and/or Tenant in enforcing the Agreement against Purchaser in respect of Purchaser's default. It is understood and agreed that for purposes of this Section 10.2, if a default results from a false representation or warranty, such default shall be deemed cured if the events, conditions, acts or omissions giving rise to the falsehood are cured within the applicable cure period even though, as a technical matter, such representation or warranty was false as of the date actually made.

         10.3 Default by Crestline and/or the Tenant. If Crestline and/or the Tenant shall have made any representation or warranty herein which shall be untrue in any material respect when made or updated as herein provided, or if Crestline and/or the Tenant shall fail to perform any of the material covenants and agreements contained herein and such condition or failure continues for a period of ten (10) days (or such additional period as may be reasonably required to effectuate a cure of the same) after notice thereof from the Seller or the Purchaser, either the Seller or the Purchaser may terminate this Agreement with respect to the affected Property and each of Seller or Purchaser may respectively elect that Crestline and the Tenant shall jointly and severally reimburse to Seller or to Purchaser, as the case may be, the Seller's or Purchaser's respective direct, out of pocket expenses incurred in respect of such affected Property (and an allocable share of expenses attributable generally to the transactions contemplated by this Agreement and not attributable specifically to any Property), not to exceed $30,000 per Property per party, or the Seller and/or Purchaser may instead elect to pursue any and all remedies available to them at law or in equity, including, but not limited to, a suit for specific performance or other equitable relief, provided, however, that, (x) in no event shall Crestline or the Tenant be liable for (and Seller and Purchaser hereby agree that they will not commence or prosecute any action for) consequential or punitive or exemplary damages (other than Seller's, MI's, Purchaser's or Guarantor's reasonable attorneys' fees and expenses pursuant to Section 11.11 hereof or for any matter indemnified pursuant to
Section 11.1 hereof) and (y) in no event shall the aggregate liability of Crestline and the Tenant under this Agreement exceed an amount equal to two percent (2.00%) of the aggregate of the Allocable Purchase Prices for all of the Properties affected by the default plus any amounts necessary to be paid to indemnify and hold harmless Seller, MI, Purchaser or Guarantors pursuant to
Section 11.1 and the reasonable attorneys' fees and expenses incurred by Seller and/or Purchaser in enforcing the Agreement against Crestline and/or the Tenant in respect of Crestline's or Tenant's default. It is understood and agreed that for purposes of this Section 10.3, if a default results from a false representation or warranty, such default shall be deemed cured if the events, conditions, acts or omissions giving rise to the falsehood are cured within the applicable cure period even though, as a technical matter, such representation or warranty was false as of the date actually made.

         10.4 Limitations on Liability. The parties hereto confirm and agree that in each instance herein where one party and its parent or affiliate are obligated to reimburse another party or its parent or affiliate for costs and expenses herein, (i) in the case of Purchaser such reimbursement shall be conclusively deemed to be for the account of Purchaser, CHP, and if Purchaser is an entity other than CHLP, CHLP shall have no independent claim for damages, costs or expenses, (ii) in the case of Tenant such reimbursement shall be conclusively deemed to be for the account of Tenant and Crestline and Crestline shall have no independent claim for damages, costs or expenses, (iii) in the case of Seller such reimbursement shall be conclusively deemed to be for the account of Seller and MI, and MI shall have no independent claim for damages, costs or expenses. The parties further confirm and agree that no party hereto (a "Non-Performing Party") will be deemed to be in default hereunder if its failure to perform an obligation hereunder is based solely other the non-performance of another party to this Agreement (which other party is not an affiliate of the Non-performing party).


         SECTION 11. MISCELLANEOUS.

         11.1 Agreement to Indemnify. (a) Subject to any express provisions of this Agreement to the contrary, but not subject to any limitation on liability contained in Section 10, from and after any Closing, with respect to the applicable Property, (i) the applicable Seller and, if the applicable Seller is not MI, MI shall indemnify, defend and hold harmless the Purchaser, Tenant and Crestline from and against any and all obligations, claims, losses, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (v) any termination of employment of employees at any Property prior to or upon the Closing with respect to such Property (including, without limitation, severance pay, wrongful discharge claims, and claims and/or fines under Federal, state or local statutes or regulations, including, without limitation, the Worker Adjustment and Retraining Notification Act), (w) the employment of such individuals prior to the Closing Date, including, without limitation, employment-related claims; COBRA-related claims; disability claims; vacation; sick leave; wages; salaries; payments due (or allocable) to any medical, pension, and health and welfare plans, and any other employee benefit plan established for the employees at the Property; and employee-related tax obligations such as, but not limited to, social security and unemployment taxes accrued as of the Closing Date, (x) events, acts, or omissions of such Seller that occurred in connection with its ownership or operation of the applicable Property prior to the applicable Closing Date or obligations accruing prior to the applicable Closing Date under any Contract of such Seller (except to the extent of any adjustment made in respect of such Contract at Closing), (y) any material breach of a representation or warranty made by such Seller and, MI under Section 6 (as such representations and warranties may be modified pursuant to said Section 6 and subject to the one (1) year limitation period set forth therein), or (z) any claim against Purchaser or Tenant for damage to property of others or injury to or death of any person or any debts or obligations of or against such Seller and arising out of any event occurring on or about or in connection with the applicable Property or any portion thereof, at any time or times prior to the applicable Closing Date, (ii) the Purchaser and, if Purchaser is not CHLP, CHLP shall indemnify, defend and hold harmless the applicable Tenant, Crestline, Seller and MI from and against any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) events, acts, or omissions of the Purchaser that occur in connection with its ownership or operation of the applicable Property from and after the applicable Closing Date provided that any provision of any Management Agreement (with respect to MI or the Seller) or any Lease (with respect to Purchaser, or Owner Agreement that applies to such event, act or omission shall take precedence over the indemnity provided for in this clause (x), or (y) any material breach of a representation or warranty made by Purchaser and, if Purchaser is not CHLP, CHLP under Section 7 as such representations and warranties may be modified pursuant to said
Section 7 (and subject to the one (1) year limitation period set forth therein);
(iii) the Tenant shall indemnify, defend and hold harmless MI, the Seller and Purchaser from and against any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) events, acts, or omissions of the Tenant that occur in connection with its lease of the Property from and after the applicable Closing Date, provided that any provision of any Management Agreement (with respect to MI or the Seller) or any Lease (with respect to Purchaser, or Owner Agreement that applies to such event, act or omission shall take precedence over the indemnity provided for in this clause
(x), and (y) any material breach of a representation or warranty made by Tenant and/or Crestline under Section 7A (and subject to the one (1) year limitation period set forth therein); and (iv) Crestline shall indemnify, defend and hold harmless MI, the Seller and Purchaser from and against any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of any material breach of a representation or warranty made by Crestline under Section 7A (and subject to the one (1) year limitation period set forth therein. The provisions of this Section 11.1 shall not apply to any liabilities or obligations with respect to hazardous substances, the liabilities of the parties with respect thereto being governed by the representation and warranty of Seller set forth in Section 6.12. The indemnity provided for in this
Section 11.1 shall not extend to any consequential damages.

              (b) Whenever it is provided in this Agreement that an obligation will continue after Closing as an obligation of Purchaser or be assumed by Purchaser after the applicable Closing, the Purchaser and, if Purchaser is not CHLP, CHLP shall be deemed to have also agreed to indemnify and hold harmless the Seller and MI and Tenant and their respective successors and assigns from and against any claims, losses, damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) arising from any failure of the Purchaser to perform the obligation so continued or assumed after the applicable Closing (but not with respect to any act or omission which occurred prior to Closing).

              (c) Whenever any party shall learn through the filing of a claim or the commencement of a proceeding or otherwise of the existence of any liability for which another party is or may be responsible under this Agreement, the party learning of such liability shall notify the other party promptly and furnish such copies of documents (and make originals thereof available) and such other information as such party may have that may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend the same in the name of such party and shall generally cooperate with said other party in the defense of any such claim.

              (d) The provisions of this Section 11.1 shall survive the Closings hereunder and the termination of this Agreement without limitation as to time. All representations and warranties made in this Agreement shall survive the applicable Closing for a period of one (1) year. Any action, suit or proceeding with respect to the truth, accuracy or completeness of any such representation or warranty shall be commenced, if at all, on or before the date which is twelve
(12) months after the date of such Closing and served promptly (but in no event later than sixty (60) days after commencement) and, if not commenced on or before such date and so served, thereafter shall be void and of no force or effect.

         11.1A Election of Purchaser to Continue After Termination or Default of Tenant. In the event Tenant exercises any right to terminate this Agreement as to any of the Properties, or otherwise fails to perform its obligations hereunder (in which event of such failure to perform Tenant shall not have any right to proceed hereunder for any Property for which a Closing has not yet occurred) with respect the closing of any of such Properties, MI agrees that Purchaser may, notwithstanding, elect to close under this Agreement provided that Purchaser provides a replacement tenant for Tenant which is reasonably acceptable to MI, and that such closing otherwise occurs on the same terms and conditions contemplated by this Agreement. Nothing in this subsection shall be construed to limit or waive any rights which MI and/or Purchaser may have against Tenant or Crestline with respect to such failure.

         11.2 Brokerage Commissions. Each of the parties hereto represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby, and that it reasonably believes that there is no basis for any other person or entity to claim a commission or other compensation for bringing about this Agreement or the transactions contemplated hereby. The Seller shall indemnify and hold harmless the Purchaser, Tenant and Crestline and their successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the Seller. The Purchaser shall indemnify and hold harmless the Seller, Crestline and Tenant and their successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the Purchaser. Crestline and the Tenant (as the case may be) shall indemnify and hold harmless the Seller and Purchaser and their successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with Crestline or the Tenant (as the case may be). Nothing contained in this section shall be deemed to create any rights in any third party. The provisions of this Section 11.2 shall survive the Closings hereunder and any termination of this Agreement.

         11.3 Publicity. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated hereby to any third party without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except as may be required by law or as may be reasonably necessary, on a confidential basis, to inform any rating agencies, potential sources of financing, financial analysts, or to entities involved with a sale of a controlling interest in the Seller, the Purchaser, Crestline, or Tenant or any of their affiliates or to receive legal, accounting and/or tax advice; provided, however, that, if such information is required to be disclosed by law, the party so disclosing the information will use reasonable efforts to give notice to the other parties as soon as such party learns that it must make such disclosure.

         11.4 Notices. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

              (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

              (c) All such notices shall be addressed,

                  if to the Seller to:

                           Marriott International, Inc
                           10400 Fernwood Road, Dept. 52/924.04
                           Bethesda, Maryland 20817
                           Attn: Treasury

                  with a copy to:

                           Marriott International, Inc.
                           10400 Fernwood Road, Dept. 52/923.00
                           Bethesda, Maryland 20817
                           Attn: Law Department

                  and

                           Venable, Baetjer and Howard, L.L.P.
                           1800 Mercantile Bank & Trust Building
                           2 Hopkins Plaza
                           Baltimore, Maryland  21201
                           Attn: James D. Wright, Esq.

                  if to the Purchaser, to:

                           CNL Hospitality Partners, LP
                           CNL Center at City Commons
                           450 South Orange Avenue
                           Orlando, Florida 32801-3336
                           Attn: Senior Vice President of Finance
                           and Administration

                  with a copy to:

                           Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 North Eola Drive
                           Post Office Box 2809
                           Orlando, Florida 32802
                           Attn: Richard J. Fildes, Esq.

                  if to MI:

                           Marriott International, Inc.
                           10400 Fernwood Road, Dept. 52/924.04
                           Bethesda, Maryland 20817
                           Attn: Treasury

                  with a copy to:

                           Marriott International, Inc.
                           10400 Fernwood Road, Dept. 52/923.00
                           Bethesda, Maryland 20817
                           Attn: Law Department

                  and

                           Venable, Baetjer and Howard, L.L.P.
                           1800 Mercantile Bank & Trust Building
                           2 Hopkins Plaza
                           Baltimore, Maryland  21201
                           Attn: James D. Wright, Esq.

                  if to Tenant:

                           CCCL Leasing LLC
                           c/o Crestline Capital Corporation
                           6600 Rockledge Drive
                           Bethesda, Maryland  20817
                           Attn: General Counsel

                  with a copy to:

                           CCCL Leasing LLC
                           c/o Crestline Capital Corporation
                           6600 Rockledge Drive
                           Bethesda, Maryland  20817
                           Attn: Treasurer

                  if to Crestline:

                           Crestline Capital Corporation
                           6600 Rockledge Drive
                           Bethesda, Maryland  20817
                           Attn: General Counsel

                  and with a copy to:

                           Crestline Capital Corporation
                           6600 Rockledge Drive
                           Bethesda, Maryland  20817
                           Attn: Treasurer

              (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         11.5 Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

         11.6 Assignment; Successors and Assigns. This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except that the Purchaser may assign this Agreement to any entity wholly owned, directly or indirectly, by CHLP provided, however, that, in the event this Agreement shall be assigned to any entity wholly owned, directly or indirectly, by CHLP, CHLP shall remain fully and primarily liable for the obligations of the "Purchaser" hereunder, and except that Tenant may assign this Agreement to any entity to which assignment would be permitted under the Leases for the Properties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

         11.7 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         11.8 Counterparts, Etc. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

         11.9 Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Maryland.

         To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement shall be brought and prosecuted in such court or courts located in the State of Maryland as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of Maryland and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         11.10 Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

         11.11 Attorneys' Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees, incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

         11.12 Relationship. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that (except as and to the extent specifically provided for herein) no provision contained herein, nor any acts of the parties hereto shall be deemed to create the relationship between the parties hereto other than the relationship of seller and purchaser and landlord and prospective tenant, as the case may be.

         11.13 Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         11.14 Disclosure. From and after Closing on the purchase and sale of any Property, and at the written request of Purchaser, the applicable Seller shall provide such financial statements (in addition to the financial statements to be provided at Closing pursuant to this Agreement) in respect of such Seller's operations from the date of such Seller's commencement of business to the date of such Closing to the extent such financial statements are required by applicable securities laws and regulations and the SEC's interpretation thereof; provided, however, that (i) Seller reserves the right, in good faith, to challenge, and require Purchaser to use commercially reasonable efforts to challenge, any assertion by the SEC, any other applicable regulatory authority, or Purchaser's independent public accountants that applicable law or regulations require the provision of such financial statements, (ii) Purchaser shall not, without Seller's consent (which consent shall not be unreasonably withheld, delayed or conditioned), acquiesce to any such challenged assertion until Purchaser has exhausted all reasonable available avenues of administrative review, and (iii) Purchaser shall consult with Seller in pursuing any such challenge and will allow Seller to participate therein if and to the extent that Seller so elects. Any and all costs and expenses incurred by Seller, including, without limitation, reasonable attorneys' fees and expenses, in connection with providing such financial statements to Purchaser or in connection with any challenge to an SEC assertion (including Seller's consultation or participation with Purchaser in respect of same) shall be reimbursed to Seller by Purchaser within ten (10) days following written demand by Seller.

         11.15 Time of the Essence. Time is of the essence with respect to this Agreement.

         11.16 Little Lake Bryan Transaction. Provided that Purchaser has not exercised its option to delay the Closing Date for the Four Properties as set forth in Section 3.1(c) hereof, and further provided that at the time of exercise of the option to delay the Little Lake Bryan closings, as herein provided, there exists no default by Purchaser or CHLP hereunder or by CHLP under any agreement to which it is a party in connection with the "Little Lake Bryan" transaction, MI hereby grants to CHLP an option, to be exercised by providing written notice to MI, to delay the closing date for the "Little Lake Bryan" transaction until June 30, 2001. If CHLP exercises this option, and there occurs thereafter a default by either Purchaser or CHLP under this Agreement or by CHLP under any agreement to which it is a party in connection with the "Little Lake Bryan" transaction, and in addition to any other right or remedy available to MI, MI may, by written notice to CHLP, require CHLP to proceed to closing with respect to the "Little Lake Bryan" transaction on any Business Day designated by MI which is at least thirty (30) days after the date of such notice (but which shall in no event be sooner than the original scheduled closing date therefor).

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                                    MI:

                                    MARRIOTT INTERNATIONAL, INC.

                                    By:  /s/ Timothy J. Grisius
                                    Name: Timothy J. Grisius
                                    Title: Authorized Signatory


                                    SELLER:

                                    RESIDENCE INN BY MARRIOTT, INC.

                                    By:  /s/ Timothy J. Grisius
                                    Name: Timothy J. Grisius
                                    Title: Vice President


                                    COURTYARD MANAGEMENT CORPORATION

                                    By:  /s/ Timothy J. Grisius
                                    Name: Timothy J. Grisius
                                    Title: Vice President


                                    SPRINGHILL SMC CORPORATION

                                    By:  /s/ Timothy J. Grisius
                                    Name: Timothy J. Grisius
                                    Title: Vice President


                                    TOWNEPLACE MANAGEMENT CORPORATION

                                    By:  /s/ Timothy J. Grisius
                                    Name: Timothy J. Grisius
                                    Title: Vice President

                                    PURCHASER:

                                    CNL HOSPITALITY PARTNERS, LP
                                    By:  CNL Hospitality GP Corp.

                                    By:  /s/ C. Brian Strickland
                                    Name: C. Brian Strickland
                                    Title: Senior Vice President of Finance
                                    and Administration


                                    CRESTLINE:

                                    CRESTLINE CAPITAL CORPORATION

                                    By:  /s/ Larry K. Harvey
                                    Name:  Larry K. Harvey
                                    Title:  Senior Vice President


                                    TENANT:

                                    CCCL LEASING LLC

                                    By:  /s/ Larry K. Harvey
                                    Name:  Larry K. Harvey
                                    Title:  Vice President




The undersigned, CNL Hospitality Properties, Inc., a Maryland corporation, joins herein for the purpose of evidencing its agreement to enter into and deliver each Guaranty of Landlord's Obligations pursuant to the terms of the foregoing Agreement.

                                       CNL Hospitality Properties, Inc.

                                       By:  /s/ C. Brian Stricland
                                       Name:    C. Brian Strickland
                                       Title:   Senior Vice President of
                                                Finance and Administration